================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

             PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Units of limited partnership interest in Prudential-Bache/A.G. Spanos
     -------------------------------------------------------------------------
         Realty Partners L.P., I
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
         316,828 Units
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         $71.46(1)
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
         $22,640,000(1)
     -------------------------------------------------------------------------


     (5) Total fee paid:
         $4,528
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:
     (1) Estimated solely for purposes of calculating the fee. Based on estimated total distributions to unitholders, subordinated limited partners and general partners after application of anticipated proceeds less applicable expenses.

              PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                               ONE SEAPORT PLAZA
                            NEW YORK, NEW YORK 10292
                                                                __________, 1997


Dear Unitholders:

          As you know, the Partnership was formed in 1988 to acquire, operate and then ultimately dispose of a portfolio of eight apartment properties located in five states. It was originally anticipated that the Partnership would operate for seven to ten years and then sell the properties, although there is no mandatory time frame in which the property sales must occur.

          The Partnership is now in its ninth year of operations, and for some time now, A.G. Spanos Realty Partners, L.P. ("Spanos") and Prudential-Bache Properties, Inc. ("P-B Properties"), the General Partners of the Partnership, have been considering when and how to effect the disposition of the properties in the best interests of the Partnership. In addition, Spanos and certain of its affiliates have been involved in discussions to resolve the claims against them in certain class action litigation currently pending in federal district court. These efforts have culminated in a proposed settlement by Spanos and its affiliates (the "Settlement") of the class action litigation, providing for an integrated plan of action (the "Plan") to sell the eight properties and distribute the net sale proceeds in liquidation of the Partnership. The United States

District Court for the Southern District of New York (the "Court") has preliminarily approved the Settlement as being fair, reasonable, adequate and in the best interests of the Unitholders. Accompanying this letter is a copy of the Notice to Equitable Class of Pendency of Class Action, Proposed Partial Settlement of Class Action by the Spanos Defendants, Requirement for Majority Consent to the Auction of the Properties of Certain Partnerships as Part of the Spanos Settlement, Settlement Fairness Hearing, Right to Appeal at Hearing and Right to Object to the Settlement (the "Class Notice"). Unitholders should review carefully the Class Notice, in conjunction with this letter and the enclosed Notice of Consent Solicitation and Solicitation Statement.

                            ------------------------

          IMPLEMENTATION OF CERTAIN ELEMENTS OF THE PLAN REQUIRES THE CONSENT OF HOLDERS OF A MAJORITY OF THE UNITS, AND YOUR APPROVAL IS VERY IMPORTANT. Please return your Consent card as soon as possible, because a failure to return a Consent card has the same effect as a "No" vote.

                            ------------------------

          Under the Plan, the properties will be sold at a public auction (the "Auction") to be conducted by Ernst & Young LLP, an independent national public accounting and consulting firm, through its E&Y Kenneth Leventhal Real Estate Group ("Leventhal"). Pursuant to the demand of the plaintiffs in the class action litigation, under the proposed Settlement Spanos has agreed that it or one of its affiliates will open the Auction by submitting an initial bid so as to guarantee the Partnership a gross aggregate sales price for all the properties of at least $22,440,000 in excess of the mortgage debt outstanding. Leventhal will then seek to obtain competing bids from other qualified bidders. After an initial bidding period, Leventhal will review the bids received with P-B Properties and the lawyers representing the plaintiffs in the class action ("Lead Class Counsel"). (Since Spanos itself is a bidder, it will not take any part in reviewing the bids or selecting the winner.)
Leventhal will thereafter re-solicit higher bids from the bidders, including Spanos. Following the re-bid period, Leventhal will report the final bid results to P-B Properties and Lead Class Counsel, who will jointly determine the successful bid or bids. Leventhal and P-B Properties will then work toward consummating the sales with the successful bidder or bidders.

          If the Plan is approved, it is anticipated that the property sales will be consummated by early 1998. As soon thereafter as practicable, the Partnership will pay cash distributions to the Partners from the net sales proceeds after payment of all expenses and liabilities of the Partnership and certain attorneys' fees, and the establishment of a reserve account to cover unexpected claims. Any amount remaining in the reserve account will be distributed to the Partners within twelve months from the date of the final property closing, whereupon the Partnership will be dissolved. Overall, the Plan is anticipated to result in liquidating distributions of at least $43.00 per Unit, and would produce higher distributions if the Auction results in sale prices higher than the Spanos initial bid.

          Spanos believes that the sale of the properties at this time would be in the best interests of the Unitholders and recommends that you complete and return the Consent card. Spanos bases its recommendation on, among other things, the following factors:

          . The Plan permits the properties to be sold within the originally anticipated seven-to ten-year holding period and under market conditions which, considering current mortgage interest rates and the availability of investor capital, Spanos believes are favorable for the sale of multi-family properties.

          .    The court-approved Auction process provides a mechanism which
Spanos believes will enable the Partnership to sell the properties for the best aggregate sale price obtainable at the date of sale under current market conditions.

          .    The properties generally have shown a trend of improved
occupancies, revenues and net operating income over the past few years, which Spanos believes enhances their salability.

          . By selling the properties now, the Partnership will eliminate the risks inherent in the ownership of real property, including, among other things, the decline in value that can occur as a result of rising interest rates, increasing real estate investor expectations and changing competition factors in local rental markets.

          . In the opinion of Spanos, the properties are presently in good repair, and it is advantageous to sell them before further aging and wear in the ordinary course of business occurs, thereby requiring substantial cash expenditures for costly repairs and refurbishments.

          .    Spanos believes that older apartment buildings, even though well maintained, can over time suffer a competitive disadvantage in attracting and retaining tenants, as compared to new apartments with more modern amenities in newer, attractive neighborhoods. For example, the two-bedroom, one-bath configuration of many of the apartments in the properties is not as attractive to prospective tenants as two-bedroom, two-bath configurations often found in newer competing projects. The properties, therefore, may not be able to sustain current revenue levels. Further, new apartment project construction has commenced recently in several of the properties' market areas, as a result of recent price increases for apartment projects and readily available financing for such construction.

          .    The sale of the properties will provide liquidity to the
Unitholders. At present, there is no established public trading market for the Partnership's Units, and liquidity has been limited to sporadic sales which occur within an informal secondary market and one recent tender offer for a limited number of Units, as described in the enclosed Solicitation Statement.

          .    Spanos has guaranteed that the Auction will generate an aggregate gross sales price of at least $22,440,000 in excess of the Partnership's aggregate mortgage balance, which after payment of expenses and certain attorneys' fees will be distributed to the Unitholders, Subordinated Limited Partners and General Partners as provided in the Partnership Agreement.

          .    The Partnership's liquidation will eliminate the annual Schedule
K-1 income tax reporting for the Partnership, which is often burdensome to Unitholders.

          The principal disadvantage which would result to Unitholders from the approval of the Plan is that the Partnership will not benefit from possible future improvements in economic and market conditions, which possibly could produce increased cash flow and enhance the sales price of the properties.

          It should be noted that sale of the properties will eliminate any future liability of the General Partners for Partnership liabilities and risks to the Partnership which could arise from continued operation of the Partnership. Moreover, the Plan is part of a Settlement by Spanos and its affiliates of certain class action litigation brought against the General Partners and others. P-B Properties previously settled the claims against it and its affiliates. The current Settlement has been preliminarily approved by the Court as being fair, reasonable, adequate and in the best interests of the Unitholders. Neither of the General Partners will receive any fees or distributions in connection with the sale of the properties or the termination and liquidation of the Partnership, except as provided in the Partnership Agreement and described in the enclosed Solicitation Statement. In addition, the General Partners will be adversely affected by the sale of the properties because the management fees and special distribution which they presently receive will be eliminated.

          The Plan will result in the sale of all of the properties within a 12-month period and the subsequent termination and liquidation of the Partnership, which is an action that must be approved by the Unitholders. Furthermore, since it is possible that Spanos will be the successful bidder for one or more of the properties in the Auction, the Plan requires an amendment to the Partnership Agreement to permit Spanos or an affiliate to purchase the properties from the Partnership. Accordingly, Spanos is soliciting the written consent of each Unitholder to these elements of the Plan, which are more fully described in the enclosed Solicitation Statement.

          P-B Properties, having previously settled the claims against it, is not a party to the Settlement of the litigation described above, but it has acknowledged the Settlement and agreed to be bound by certain provisions of the Settlement which require that P-B Properties take, or forebear from taking, certain actions in connection with the Plan. HOWEVER, P-B PROPERTIES IS MAKING NO RECOMMENDATION TO UNITHOLDERS AS TO WHETHER THEY SHOULD APPROVE OR DISAPPROVE THE PLAN. THE ENCLOSED SOLICITATION STATEMENT IS BEING FURNISHED TO YOU SOLELY BY SPANOS.

          YOU ARE URGED TO READ CAREFULLY THE SOLICITATION STATEMENT IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE PLAN. If you have any questions, please feel free to contact Robert Felton of Spanos at 1-800-985-6090.

                              Very truly yours,
                              A. G. SPANOS REALTY
                              PARTNERS, L.P.
                              General Partner

                              By AGS Financial Corporation,
                                 General Partner


                              By:
                                 --------------------------
                                     Arthur J. Cole
                                     President

                              By A.G. Spanos Realty Capital,
                                 Inc., General Partner


                              By:
                                 --------------------------
                                     Arthur J. Cole
                                     Vice President

              PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                               ONE SEAPORT PLAZA
                            NEW YORK, NEW YORK 10292

                         NOTICE OF CONSENT SOLICITATION


To the Unitholders of Prudential-Bache/A.G. Spanos Realty Partners L.P., I:

          NOTICE IS HEREBY GIVEN to the holders (the "Unitholders") of the units of limited partnership interest (the "Units") in Prudential-Bache/A.G. Spanos Realty Partners L.P., I, a Delaware limited partnership (the "Partnership"), that A.G. Spanos Realty Partners, L.P. ("Spanos") is soliciting written consents (the "Consents") to approve a plan of action (the "Plan") which includes (i) the sale of substantially all of the assets of the Partnership in a public auction,
(ii) the amendment of the Amended and Restated Agreement of Limited Partnership of the Partnership to permit Spanos or an affiliate to bid for, and if successful to purchase, one or more of the Partnership's real properties and
(iii) the complete termination and liquidation of the Partnership, resulting in cash distributions to the Unitholders, Subordinated Limited Partners and General Partners, all as more fully described in the accompanying Solicitation Statement. The Plan is a single proposal which must be approved by Unitholders holding a majority of the Units.

          Only Unitholders of record at the close of business on July 1, 1997 are entitled to notice of the solicitation of Consents and to give their consent to the Plan. In order to be valid, all Consents must be received before 10:00 a.m. California time on __________, 1997 (unless such date or time is extended, in the sole discretion of Spanos). The approval will be obtained through the solicitation of written Consents, and no meeting of Unitholders will be held. Skinner & Co. has been retained as a soliciting agent, to assist Spanos in soliciting Consents. A Consent may be revoked by written notice of revocation or by a later dated action containing different instructions received by Skinner & Co. at any time on or before the expiration of the time by which the Consent card must be received.

          YOUR APPROVAL IS IMPORTANT. PLEASE READ THE SOLICITATION STATEMENT CAREFULLY AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT IN THE SELF-ADDRESSED PREPAID ENVELOPE. Any Consent card which is signed and does not specifically disapprove the Plan will be treated as approving the Plan. Your prompt response will be appreciated.

Dated: _____________, 1997    A.G. SPANOS REALTY PARTNERS,
                              L.P., General Partner

                              By AGS Financial Corporation,
                                 General Partner


                              By
                                ---------------------------
                                    Arthur J. Cole
                                    President

                              By A.G. Spanos Realty Capital,
                                 Inc., General Partner


                              By
                                ---------------------------
                                    Arthur J. Cole
                                    Vice President

              PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                               ONE SEAPORT PLAZA
                            NEW YORK, NEW YORK 10292

                   STATEMENT FURNISHED IN CONNECTION WITH THE
                            SOLICITATION OF CONSENTS


INTRODUCTION
------------

          This Statement Furnished in Connection with the Solicitation of Consents ("Solicitation Statement") is furnished to the holders ("Unitholders") of units of limited partnership interest (the "Units") in Prudential-Bache/A.G. Spanos Realty Partners L.P., I, a Delaware limited partnership (the "Partnership"), in connection with the solicitation of written consents ("Consents") by A.G. Spanos Realty Partners, L.P. ("Spanos"), one of the general partners of the Partnership, to approve (i) the auction and sale of substantially all of the assets of the Partnership (the "Auction") pursuant to paragraphs 15.4.19 and 19.1.4 of the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), (ii) an amendment to the Partnership Agreement to permit Spanos or an affiliate of Spanos to bid for and, if the successful bidder, to purchase one or more of the Partnership's real properties (the "Amendment") and (iii) the subsequent termination and liquidation of the Partnership pursuant to paragraph 19.2 of the Partnership Agreement (the "Plan of Liquidation"), as more fully described under "THE PLAN-- Description of the Plan." The Auction, the Amendment and the Plan of Liquidation (collectively, the "Plan") comprise a single proposal, and consent to the Plan will constitute consent to each of these actions. If approved and consummated, the Plan will result in the sale of substantially all of the Partnership's assets, the termination of the Partnership's business and the distribution of the net sales proceeds and any other remaining Partnership assets to the Unitholders, Subordinated Limited Partners and General Partners of the Partnership, after payment of all liabilities and expenses and certain attorneys' fees.

          The Plan is being proposed by Spanos in connection with, and pursuant to the terms of, a proposed settlement by Spanos and its affiliates (the "Settlement") of certain class action litigation (the "Litigation") now pending in the United States District Court for the Southern District of New York (the "Court"). The Settlement is set forth in a Stipulation of Settlement with Spanos Defendants (the "Settlement Agreement"), executed by plaintiffs in the Litigation and by Spanos and certain of its affiliates. The Court has preliminarily approved the Settlement Agreement and its terms, including the terms of the Plan, as being fair, reasonable, adequate and in the best interests of the Unitholders. See "CERTAIN PENDING LITIGATION."

          Prudential-Bache Properties, Inc. ("P-B Properties"), the co-general partner of the Partnership, is not a party to the Settlement Agreement, but has acknowledged the Settlement and agreed to be bound by certain provisions of the Settlement Agreement which require that P-B Properties take, or forebear from taking, certain actions in connection with the Plan (see "THE PLAN-- Description of the Auction"). This Solicitation Statement has been prepared and is being furnished solely by Spanos, and P-B Properties makes no recommendation as to whether the Unitholders should approve or disapprove the Plan.

          Neither Spanos nor P-B Properties (collectively, the "General Partners") intends to call a meeting of the Unitholders in connection with this solicitation of Consents. Approval or disapproval by a Unitholder of the Plan is to be indicated by marking and signing the enclosed form of Unitholder Consent and returning it to Skinner & Co., which has been engaged by Spanos on behalf of the Partnership to act as soliciting agent (the "Soliciting Agent"), in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. The Plan as described herein can be effected only after Unitholders owning a majority in interest of the outstanding Units have consented and the Court has issued a final, nonappealable order and judgment approving the Settlement. The enclosed form of Unitholder Consent permits a Unitholder to indicate approval, disapproval or abstention with respect to the Plan.

          Consents of the Unitholders to the Plan will be solicited until the earlier of: (a) receipt of Consents from Unitholders owning a majority in interest of the outstanding Units or (b) _____________, 1997 (subject to extension to a date not later than _______________, 1997, in Spanos' sole discretion).

          The close of business on July 1, 1997 (the "Record Date") has been fixed by Spanos for determining the Unitholders entitled to notice of the solicitation of Consents and to consent to the Plan. On the Record Date, there were 316,828 outstanding Units entitled to vote on the Plan held by approximately 5,000 Unitholders. This Solicitation Statement and the enclosed form of Unitholder Consent are first being mailed to Unitholders on or about _______________, 1997.

          Pursuant to the Court's preliminary approval order, Unitholders are enjoined from selling or otherwise transferring their Units without Court approval, unless both the Unitholder and his or her buyer or transferee agree in writing to be bound by the Settlement Agreement if finally approved by the Court. Accordingly, no transfer of Units will be accepted by the General Partners unless accompanied by such an agreement signed by both the transferring Unitholder and the transferee and otherwise meeting the requirements of the Partnership Agreement. Unitholders will be notified as soon as possible as to the results of this solicitation.

          Pursuant to the Partnership Agreement, the consent of Unitholders holding a majority of the outstanding Units is required to approve the sale of properties representing 66 2/3% or more of the aggregate net book value of the Partnership's assets within a 12-month period and the termination of the Partnership. Under Delaware law and the Partnership Agreement, any matter upon which the Unitholders are entitled to act may be submitted for a vote by written consent without a meeting. Any Consent given pursuant to this solicitation may be revoked by the person giving it at any time before 10:00 a.m. California time on __________, 1997 (unless such date or time is extended), by sending a written notice of revocation or a later dated Consent containing different instructions to the Soliciting Agent before such date. Any written notice of revocation or subsequent Consent should be sent to the Soliciting Agent, Skinner & Co., at 660 Market Street, Suite 204, San Francisco, CA 94104 (Telephone 415-981-0970).

          In addition to solicitation by use of the mails, officers, directors and employees of Spanos may solicit Consents in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not receive additional compensation for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. In addition, Skinner & Co. has been retained as Soliciting Agent to assist Spanos in the solicitation of Consents for a base fee of $1,750, plus reimbursement of expenses and additional fees based on the number of telephone calls placed and the number of tabulations made, estimated at approximately $8,250 in the aggregate. Arrangements have been made with custodians, nominees and fiduciaries for the forwarding of Consent solicitation materials to beneficial owners of Units held of record by such custodians, nominees and fiduciaries and the Partnership will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. All costs and expenses of this solicitation of Consents, including the costs of preparing and mailing this Solicitation Statement, will be advanced by Spanos or its affiliates, subject to reimbursement from the Partnership unless the consent of Unitholders holding a majority of the outstanding Units is not obtained on or before 5:00 p.m. California time on the third business day before the hearing at which the parties to the Settlement Agreement will request the Court to enter its order and judgment finally approving the Settlement. That hearing is currently scheduled to take place on November __, 1997, but may be postponed by agreement among the parties to the Settlement Agreement. The aggregate expenses to be incurred relating to this solicitation are estimated to be approximately $105,000.

          Spanos recommends that Unitholders consent to the Plan. See "THE PLAN -- Recommendation of Spanos".

                               TABLE OF CONTENTS
                               -----------------

Section                                                     Page
-------                                                     ----
INTRODUCTION..............................................   1

SUMMARY...................................................   9

THE PLAN..................................................   15
     Background of Proposed Sale of Properties............   15
     Description of the Auction...........................   18
     Description of Properties............................   24
     Anticipated Results of Auction, Use of Proceeds and
      Cash Distributions..................................
     Recommendation of Spanos.............................   28
     Disadvantages of Plan................................   29
     Advantages of Plan...................................   30
     Failure to Approve Plan..............................   32
     Amendment to Partnership Agreement...................   33
     Liquidation..........................................   33
     Distributions and Fees...............................   35

PRO FORMA FINANCIAL INFORMATION...........................   38

MARKET PRICES OF UNITS AND DISTRIBUTIONS TO UNITHOLDERS...   39
     Market Prices........................................   39
     Distributions to Unitholders.........................   41

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN...............   43
     General                                                 43
     Partnership Taxation.................................   44
     Sale of Properties...................................   44
     Tax Allocations and Distributions....................   47
     Capital Gains Tax....................................   50
     Passive Loss Limitation..............................   51
     Final Partnership Returns and Future Tax Issues......   52
     Certain State Income Tax Considerations..............   53

NO APPRAISAL RIGHTS.......................................   54

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF...........   54

CERTAIN PENDING LITIGATION................................   55

AVAILABLE INFORMATION.....................................   60

EXHIBIT A: Proposed Amendment to Amended and Restated
           Agreement of Limited Partnership...............   A-1

EXHIBIT B: Annual Report of Partnership on SEC Form 10-K
           for the year ended December 31, 1996...........   B-1


Section                                                     Page
-------                                                     ----
 EXHIBIT C: Quarterly Report of Partnership on SEC Form
            10-Q for the quarter ended March 31, 1997...... C-1

                                    SUMMARY


The following is a summary of certain information contained elsewhere in this Solicitation Statement. This Summary does not purport to be complete and is qualified in its entirety by the more detailed information contained in this Solicitation Statement and the exhibits hereto. Unless otherwise specifically provided, terms used in this summary have the respective meanings ascribed to them elsewhere in this Solicitation Statement or, if not defined herein, in the Partnership Agreement. Unitholders are urged to read this Solicitation Statement and the exhibits in their entirety.

THE PARTNERSHIP
---------------

Prudential-Bache/A.G.
Spanos Realty
Partners L.P., I.........     The Partnership is a Delaware limited partnership
                              which owns eight real properties (the
                              "Properties") onsisting of eight garden apartment complexes with a total of 2,017 apartment units in five states. P-B Properties and Spanos are the general partners of the Partnership. The offices of the Partnership are located at One Seaport
                              Plaza, New York, New York 10292 and its telephone number is (212) 214-1016.

ACTION BY WRITTEN CONSENT
-------------------------

Purpose of the Solicitation   Consents are being solicited by Spanos to approve
                              (i) the sale of the Properties, which comprise substantially all of the assets of the Partnership, and which will be sold at public auction (the "Auction"); (ii) amendment of the Partnership Agreement to permit Spanos or an affiliate to bid for, and if the successful bidder to purchase, one or more of the Properties from the Partnership (the "Amendment"); and (iii) the subsequent termination and liquidation of the Partnership and the distribution to the Unitholders, Subordinated Limited

                              Partners and the General Partners of the net sales proceeds and other cash held by the Partnership at the time of distribution, other than certain amounts set aside to provide for the payment of all expenses and other liabilities of the Partnership and payment of certain attorneys' fees in the Litigation (the "Plan of Liquidation").


Record Date; Units Entitled
to Consent..................  Unitholders of record at the close of business on
                              July 1, 1997 are entitled to vote by written
                              Consent. At such date, there were outstanding 316,828 Units, each of which will entitle the record owner thereof to one vote.

Vote Required...............  The Auction, the Amendment and the Plan of
                              Liquidation are presented as a single proposal which requires the written Consents of Unitholders of record holding a majority of all outstanding Units.

Termination of Consent
Solicitation................  Consents must be received by __________, 1997 at
                              10:00 a.m. California time (unless such date or time is extended, in the sole discretion of Spanos).


THE PLAN
--------

General.....................  The Plan is a single proposal consisting of the
                              Auction, the Amendment and the Plan of
                              Liquidation.

Background of the Plan......  See "THE PLAN -- Background of Proposed Sale of
                              Properties."

Recommendation of Spanos....  Spanos recommends the approval of the Plan.  P-B
                              Properties makes no recommendation regarding the Plan. See "THE PLAN -- Recommendation of Spanos."

Security Ownership and Voting
of the General Partners.....  As of the Record Date, neither of the General
                              Partners, nor any executive officer or director of a General Partner, owned directly or beneficially any Units. Prudential Securities Incorporated ("Prudential Securities"), an affiliate of P-B Properties, beneficially owned approximately 1.5% of the outstanding Units as of the Record Date. Prudential Securities intends to vote its Units to consent or withhold consent to the Plan in the same proportions as do the other Unitholders.

Consummation of the
Plan of Sale................  The Auction will be held as promptly as practicable after obtaining the requisite approval of the Unitholders to the Plan and after the Court has entered a final nonappealable order and judgment approving the Settlement. It is anticipated that property sales pursuant to the Auction will be consummated by early 1998.

No Appraisal Rights.........  Unitholders have no appraisal rights in connection with the Plan.  See "NO APPRAISAL RIGHTS."

Federal Income
Tax Consequences............  The Partnership will have taxable gain or loss upon its sale of each Property. Such gain or loss will be allocated to the Unitholders in accordance with the Partnership Agreement, and generally will constitute Section 1231 gain or Section 1231 loss. For most tax-exempt Unitholders, only a portion of the gain from the sale of the Properties would be treated as unrelated business income. See
                                                                     ---
                              "FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN -- Sale of Properties."

                              Distributions to a Unitholder generally will not be taxable to the extent the distributions do not exceed the Unitholder's adjusted tax basis in the Units. The tax basis in the Units will be reduced by the distributions, and those in excess of the tax basis generally will be treated as capital gain, which will be long-term if the applicable Units have been held for more than one year. Unitholders who have remaining tax basis in their Units after termination of the Partnership generally will have a capital loss. See "FEDERAL
                                                                   ---
                              INCOME TAX CONSEQUENCES OF THE PLAN -- Tax
                              Allocations and Distributions."

Final Distributions and
Liquidation.................  As promptly as practicable following the sale of the last Property, after payment or reserving for payment of all costs of the Auction and this Consent solicitation, the General Partners will determine the amount of funds which they believe will be sufficient to provide for the Partnership's remaining expenses and liabilities, including the costs of liquidation of the Partnership and any contingent liabilities. Such liabilities would include potential liabilities under contracts of sale of the Properties. The Settlement Agreement provides that the amount of such reserved funds shall not exceed $1,000,000, and that the reserves will be held for a period of one year or less. The Settlement Agreement further provides that Lead Class Counsel representing the Unitholders may apply to the Court for an award of attorneys' fees payable out of the amount of property sales proceeds which would otherwise be distributable to the Unitholders.

                              After establishment of the contingency reserve and payment of the Court-approved attorneys' fees, the balance of the Partnership's funds will be distributed to the Unitholders, Subordinated Limited Partners and General Partners in accordance with the Partnership Agreement. Once all liabilities have been satisfied, the Partnership will distribute its remaining net assets and terminate.

SELECTED HISTORICAL FINANCIAL DATA
----------------------------------

          The following table sets forth selected financial data of the Partnership for each of the five years in the period ended December 31, 1996 and for each of the quarters ended March 31, 1997 and March 31, 1996, respectively. This data should be read in conjunction with the financial statements, related notes and other financial information included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1996, a copy of which is attached hereto as Exhibit B and in the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, a copy of which is attached hereto as Exhibit C.



                                         For Quarter Ended March 31,                          For Year Ended December 31,
                                         --------------------------             ---------------------------------------------------

(In thousands, except per                       1997       1996                   1996       1995       1994       1993      1992
Unit and per Subordinated                    -------    -------                 -------    -------    -------    -------    -------
Interest amounts)
-------------------------
OPERATING RESULTS
  Total Revenues                             $ 4,035    $ 3,960                 $15,931    $15,362    $14,500    $13,424    $12,910
  Interest Expense                             1,279      1,294                   5,177      6,015      6,381      6,835      6,516
  Net Income (Loss)                               91        (51)                   (402)    (1,752)    (2,713)    (3,673)    (3,585)

  Net Income (Loss) to
    General Partners                              2          (1)                     (8)       (35)       (54)       (73)       (72)

  Net Income (Loss) per
    Subordinated Interest                        -0-        -0-                     -0-        -0-        -0-        -0-        -0-

  Net Income (Loss) per Unit                    0.28      (0.16)                  (1.24)     (5.42)     (8.39)    (11.36)    (11.09)

  Cash Distributions per
    Subordinated Interest                        -0-        -0-                     -0-        -0-        -0-        -0-      31.22

  Cash Distributions per
    Unit                                        1.22       1.22                    4.88        -0-        -0-        -0-      38.00


                                                 At March 31,                                      At December 31,
                                            --------------------                                   ---------------
                                              1997       1996                    1996       1995       1994       1993       1992
                                             -------    -------                 -------    -------    -------    -------    -------
FINANCIAL POSITION
  Total Assets                               $81,613    $84,460                 $82,001    $84,564    $87,946    $91,804    $95,451
  Mortgage Loans Payable                      65,046     66,102                  65,322     66,362     67,215     68,581     69,232
  Unitholders' Equity                          6,632      8,433                   6,929      8,869     10,586     13,245     16,845
  Subordinated Limited                         8,878      8,878                   8,878      8,878      8,878      8,850      8,700
   Partners'
    Equity
  General Partners' Deficit                   (1,313)    (1,276)                 (1,307)    (1,268)    (1,233)    (1,179)    (1,105)

   Total Partners' Equity                     14,197     16,035                  14,500     16,479     18,231     20,916     24,440

                                    THE PLAN
          The Partnership was formed in June 1988 with the primary purpose of acquiring from affiliates of Spanos, investing in, holding, managing, selling, disposing of and otherwise acting with respect to multifamily residential rental properties. The Partnership's investment objectives at formation were to preserve and protect Partnership capital by investing in Properties in diverse locations, to provide partially tax-sheltered cash distributions from operations and to provide long-term capital appreciation. Between November of 1988 and December of 1989, the Partnership purchased from affiliates of Spanos eight garden apartment complexes (the "Properties") with a total of 2,017 apartment units in five states.

          Although the Partnership Agreement provides that the term of the Partnership will, unless previously terminated, continue until December 31, 2030, the prospectus of the Partnership for its original public offering of Units stated that the Partnership anticipated that it would dispose of its Properties within seven to 10 years after acquisition.

Background of Proposed Sale of Properties
-----------------------------------------

          Spanos and P-B Properties have, in the ordinary course of administration of the Partnership's affairs, been considering when and how to effect the disposition of the Properties in the best interests of the Partnership. Affiliates of Spanos which have acted as general partners of real estate limited partnerships have periodically evaluated the desirability of sale of individual properties held by those partnerships, after the minimum anticipated holding periods had ended. Similarly, Spanos has from time to time evaluated the Properties and those of another public limited partnership of which P-B Properties and an affiliate of Spanos are the general partners, and, while the Partnership has sold no properties since its inception, such other limited partnership has sold four properties since its inception in 1987. The ability to sell properties generally has been enhanced by improvements in the national real estate investment market. Pension funds, real estate investment trusts ("REITs") and other institutional buyers are now actively seeking new investment properties, as compared to the early 1990's, when these same institutional buyers were fewer and less active. The emergence of securitized mortgage financing and lower mortgage interest rates have also contributed to an improved market for real estate such as the Properties, as entrepreneurial buyers who require debt financing to purchase properties are able to borrow funds at attractive rates.

          More specifically, with respect to the Partnership's Properties, improvements in the real estate capital markets and in the operating performance of the Properties have enhanced the prospects for selling these Properties at attractive prices. During the early 1990's, the Partnership's Properties experienced devaluation due to a nationwide slump in real estate values. Moreover, the Partnership suspended cash distributions to its Partners in 1992, because cash flow after debt service would not support such distributions. As a result of improved net operating income and general improvement in the real estate capital markets in these areas, Spanos believes that the Properties are now readily salable. The Partnership resumed payment of cash distributions to Unitholders in 1996. See "THE PLAN -- Description of Properties" for additional information regarding these Properties.

          Although future economic conditions are difficult to predict, Spanos believes that it is unlikely that continuing to hold the Properties would significantly enhance the Partnership's ultimate realization on sale of the Properties, or that the relative economic benefits of continued ownership would justify the risks of such continued ownership.

          The sale of all or substantially all of the assets of the Partnership in a single sale or in multiple sales in the same 12-month period requires the approval of Unitholders holding a majority of the Units. The Partnership Agreement defines "Substantially All of the Assets" to mean Properties representing 66-2/3% or more of the net book value of all Partnership assets as of the end of the most recently completed calendar quarter. Neither the Partnership Agreement nor Delaware law requires that Unitholders vote on the sale of each Property or on the actual terms of specific sales. Advance approval of the Plan will allow the General Partners to consummate a sale or sales of the Properties upon completion of the Auction, without risking loss of the buyer or buyers due to delays in obtaining the necessary consents of Unitholders.

          If the Plan is approved, and if the Court enters a final nonappealable order and judgment approving the Settlement, the Auction will take place as promptly as is practicable, consistent with meeting the terms of the Plan, as described below under "Description of the Auction."

Description of the Auction
--------------------------

          Spanos recommends that the Unitholders approve the Plan, including approval of the Auction, which will result in the sale of all of the Partnership's Properties, followed by the termination and liquidation of the Partnership. If the Plan is approved, and the Court enters a final nonappealable order and judgment approving the Settlement, the Properties will be sold in the Auction on the terms set forth below and in accordance with the terms of the Partnership Agreement as amended by the Amendment.

          Approval of the Plan will not automatically result in the sale of the Properties. Spanos and its affiliates have the right, but not the obligation, to terminate the Settlement on the occurrence of certain conditions. In addition, the Court must enter an order and judgment approving the fairness of the Settlement, and the order and judgment must become final and no longer subject to appeal or review, before the Plan may be effected.

          The Auction will be conducted as follows:

          a.  Conduct of the Auction.  Pursuant to the Settlement Agreement, the
              ----------------------
Partnership's Properties will be auctioned simultaneously with the real properties currently owned by Prudential-Bache/A.G. Spanos Genesis Income Partners L.P., I (the "Genesis Partnership"), a Delaware limited partnership of which P-B Properties and A.G. Spanos Residential Partners-86, A California Limited Partnership, an affiliate of Spanos ("Spanos Genesis"), are the general partners. The Settlement Agreement covers both the Partnership and the Genesis Partnership, and provides for a combined Auction of the properties of both partnerships (the "Auction Properties"). Since Spanos and Spanos Genesis (collectively, the "Spanos General Partners") or their affiliates may bid in the Auction, the Settlement Agreement provides that the Spanos General Partners shall have no involvement in conducting the Auction except as set forth therein. The Partnership and the Genesis Partnership have engaged Ernst & Young LLP, an independent national public accounting and consulting firm, through its E&Y Kenneth Leventhal Real Estate Group (the "Agent") to conduct the Auction. P-B Properties will also cause the Partnership and the Genesis Partnership: (i) to retain independent real estate counsel to advise them regarding the Auction;
(ii) to engage Eckland Consultants Inc., a national architectural, engineering and environmental consulting firm, to perform a physical inspection of the Auction Properties and prepare an engineering report setting forth any material structural or operational defects and to provide a Phase I report (and if necessary a Phase II report) on the environmental condition of each of the Auction Properties; (iii) to contract with First American Title Insurance Company to perform title searches and issue preliminary title commitments; and (iv) to contract with one or more qualified termite inspection companies, selected by the Agent and acceptable to P-B Properties and the lead lawyers representing the plaintiffs in the Litigation ("Lead Class Counsel"), to perform termite inspections at each Auction Property. The fees and expenses of the Agent, the independent real estate counsel, Eckland Consultants, the title company and the termite inspection companies will be borne by the Partnership and the Genesis Partnership. Where necessary, these fees and expenses will be allocated between the Partnership and the Genesis Partnership in proportion to the gross sales price, in excess of existing mortgages, realized by each as a result of the Auction.

          The Agent will prepare packages of information regarding the Auction, the Auction Properties, the Partnership and the Genesis Partnership, including bidding instructions, a bid form, a basic sales contract and various due diligence materials, including the reports of Eckland Consultants, preliminary title reports and the termite inspection reports (the "Bid Packages") for distribution to potential bidders. The Agent will then solicit bids from qualified bidders and will conduct the Auction. To receive a Bid Package, a potential bidder must execute a confidentiality agreement and demonstrate to the

Agent's satisfaction that it has the financial ability and legal capacity to prepare and submit a bona fide bid and to undertake and perform all obligations arising upon acceptance of its bid.

          In the Auction, the Agent will neither favor nor disfavor the Spanos General Partners or their affiliates, should any of them choose to submit a bid in excess of the minimum required bid described below.

          The Agent will establish an "Initial Bid Period," within which bidders may conduct further due diligence and submit preliminary written bids. A bidder may either bid for all of the Auction Properties of either the Partnership or the Genesis Partnership (an "Overall Bid") or for any one or more of the Auction Properties of either the Partnership or the Genesis Partnership (an "Individual Bid"). A bid may be either an all cash bid or a combined bid of cash plus assumption of related mortgage debt (if assumable), with the bidder being responsible for any assumption fees or similar costs. A bidder of all cash will be responsible for any mortgage prepayment penalties and reconveyance costs, and must provide evidence of financial ability to support the bid. At the close of the Initial Bid Period, the Agent will review the bids received with P-B Properties and Lead Class Counsel, and thereafter will encourage bids higher than the previous high bid from bidders (including Spanos) who have previously bid on a Property or Properties, for a period of no more than 30 days from the close of the Initial Bid Period. The Agent will then determine the total of the highest of the Individual Bids submitted for each of the Auction Properties, and the highest Overall Bid for all of the Auction Properties, of each of the Partnership and the Genesis Partnership. The Agent will report the final bid results to P-B Properties and to Lead Class Counsel. P-B Properties and Lead Class Counsel will then jointly determine the "Successful Bids" (i.e., the bids which will, in the judgment of P-B Properties and Lead Class Counsel, produce the highest gross cash price in excess of existing mortgage debt to each of such partnerships).

          Upon determination of the Successful Bids, the Agent will immediately notify the makers of those bids (the "Successful Bidders") and seek to obtain their signatures on the basic sales contract included in the Bid Package.

          b.   Execution of Sales Contracts.  The bid form will ask the
               ----------------------------
Successful Bidders to execute the basic sales contract immediately and promptly to deposit the full purchase price into an escrow. However, the Agent will be authorized to negotiate with each of the Successful Bidders as to the definitive form of the sales contract, subject to approval by P-B Properties and Lead Class Counsel. If any Successful Bidder fails or refuses to execute a sales contract at the price and on the terms included in the Successful Bid (with such modifications as may be approved as aforesaid), the Agent may, with the concurrence of P-B Properties and Lead Class Counsel, substitute as the Successful Bid for the Auction Property or Auction Properties in question the bid or bids producing the next highest gross cash price in excess of existing mortgage debt to the Partnership or the Genesis Partnership, as the case may be.

          c.   Minimum Spanos Bid; Other Bids and Purchases By Spanos.  Under
               ------------------------------------------------------
the Settlement Agreement, Spanos has agreed that it or one or more of its affiliates (the "Spanos Bidder") will, at the outset of the Initial Bid Period, submit preliminary written Overall Bids which will provide to the Partnership a gross cash price in excess of then-existing mortgage debt of at least $22,440,000. In addition, Spanos has agreed that the Spanos Bidder will submit preliminary written Individual Bids for each of the Properties in amounts such that the aggregate gross cash price in excess of existing mortgage debt for the Properties is at least $22,440,000.

          Further, the Spanos Bidder may submit an improved Individual Bid for one or more of the Properties during the re-bid period, and may improve any Overall Bid previously submitted. If the Spanos Bidder chooses not to increase any preliminary Overall or Individual Bid, each of the bids previously submitted by it will be considered a final bid and will remain open through the end of the re-bid period. If the Spanos Bidder chooses to increase any preliminary bid, the increased bid or bids will be considered a final bid and will remain open through the closing of the sales.

          If the Spanos Bidder is the Successful Bidder with respect to one or more of the Properties, it will be required to execute the basic sales contract without change.

          d.  Consummation of Sales of Properties.  The bid form and the form of
              -----------------------------------
basic sales contract will provide that the sale of a Property will be consummated as soon as practicable after execution of the contract. At the closing of the sale of each Property, the escrow agent for such property will be directed to disburse the net sale proceeds to the Partnership.

          For a general discussion of the tax consequences from the sale of the Properties, see "FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN."

Description of Properties
-------------------------

          All of the Properties are garden apartment complexes, two of which are located in Tempe, Arizona (a suburb of Phoenix), two in suburbs of Atlanta, Georgia and one each in San Diego, California, Las Vegas, Nevada, Sparks, Nevada (near Reno) and a suburb of Denver, Colorado.

          The following table sets forth certain information regarding the Properties as of January 1, 1997:

                                                                              1996
                                                                             Average
                                                      No.                     Annual
                                                      of          Land       Occupancy    Date of       Purchase
Property                        Location             Units       (Acres)       Rate       Purchase       Price*
--------                        --------             -----        -----      ---------    --------      --------
Silver Springs                  Tempe, AZ              198          9.3         94.1%      11/88       $ 8,692,200

Rancho del Sol                  Las Vegas, NV          376         16.0         94.9%      12/88        20,078,400


Sandpebble                       Sparks, NV            236         11.5         97.4%      12/88         9,828,000


Regency Square                  Chamblee, GA           276          9.2         94.4%       1/89        14,955,000

Cameron Creek                   Tempe, AZ              211          8.7         92.8%       3/89         9,959,400

Harbor Point                    Dunwoody, GA           366         45.9         92.1%       6/89        20,203,000

Pointe West                      Aurora, CO            138          5.3         93.9%       9/89         5,100,000


Bernardo Crest                   San Diego, CA         216         16.6         95.2%      12/89        18,684,000
                                                     -----        -----                               ---------------
                                                     2,017        122.5                               $107,500,000*

                                                                Mortgage      Monthly        Est.
                                   Mortgage        Mortgage     Interest       Debt         Balloon
Property                             Debt          Maturity       Rate        Service       Payment
--------                           --------        --------     --------      -------       -------
Silver Springs                   $ 5,500,500        12/2000       6.5%       $ 38,006      $5,030,000

Rancho del Sol                    11,325,200        10/2019      8.11%         92,172              --

Sandpebble                         5,650,600           6/98      8.28%         48,828       5,474,000

Regency Square                     8,321,800         2/2001      8.00%         61,269       7,732,000

Cameron Creek                      6,530,700        10/2019      8.11%         52,480              --

Harbor Point                      13,150,700        10/2019      7.75%        102,635              --

Pointe West                        3,138,600         3/2016      7.61%         25,971              --

Bernardo Crest                    11,704,000         8/2019      8.12%         94,221              --
                                 -----------                                 --------      ----------
                                 $65,322,200                                 $515,582      $18,236,00

-------------------

 * The purchase price per Property shown in the above table is the price originally paid to an affiliate of Spanos for such Property, and does not include acquisition fees aggregating $2,800,000 paid to an affiliate of Spanos and acquisition expenses of approximately $200,000. In addition, affiliates of Spanos paid to the Partnership an aggregate of $5,037,000 in cash flow guaranty payments, which payments have been treated as reductions pro rata to the purchase prices per Property.
     --- ----

Anticipated Results of Auction, Use of Proceeds and Cash Distributions
----------------------------------------------------------------------

          The following table sets forth the anticipated application of the proceeds from the Auction, as well as information regarding the estimated loss to be realized per Unit upon sale of the Properties and termination of the Partnership. The amount available for distribution to Unitholders shown below assumes that: (i) the Spanos guaranteed Minimum Overall Bid is the highest bid for both the Partnership and the Genesis Partnership; (ii) all of the Auction Properties are purchased by Spanos; and (iii) the costs of the Auction and the solicitation of Consents are allocated between the Partnership and the Genesis Partnership in proportion to the amounts of the respective Spanos guaranteed Minimum Overall Bids. The amount available for distribution to Unitholders would increase if the aggregate sales price of the Properties exceeds the Spanos guarantee by more than the increased expenses of the Auction which will result from multiple purchasers of the Properties.

Application of Proceeds:

Auction Sale Price (Net of Mortgage Debt)               $22,440,000

Less:  Auction Expenses                                     695,000/1//

       Consent Solicitation Expenses                    $   105,000/1//
                                                        -----------
Net Sale Price                                          $21,640,000

Plus:  Other Partnership Assets                           2,100,000/2//
                                                        -----------
         (Net of Liabilities)
                                                        $23,740,000
                                                        ===========
Less:  Liquidation Expenses (est.)                          100,000

       Attorneys' Fees                                    1,000,000/3//
                                                        -----------
Net Distributable Amount                                $22,640,000
                                                        ===========

Distributions to Unitholders                             13,612,000/4//

Distributions to Subordinated Limited Partners            8,878,000

Distributions to General Partners                           150,000
                                                        -----------
     Total Distributions                                $22,640,000
                                                        ===========
Distribution to Unitholders Per Unit
($250 of Original Capital Contribution):

     Prior Cash Distributions Per Unit                   $  154.71/5//
     Distributions Per Unit from Auction Proceeds            42.96/4/6//
Loss Per Unit                                               $52.33/6//
------------------
/1// Auction expenses and Consent solicitation expenses are estimated amounts, and are allocated between the Partnership and the Genesis Partnership as indicated in (iii) above. Expenses of the Auction will increase if there are multiple purchasers of the Properties (i.e., if Spanos is not the sole Successful Bidder).

/2// Estimated based upon assets and liabilities as of March 31, 1997.

/3// Pursuant to the Settlement Agreement and subject to the approval of the Court, the Partnership will pay to Lead Class Counsel, on behalf of the Unitholders, an amount not to exceed 8% of the amount otherwise distributable to the Unitholders from the Auction Proceeds. In addition, Spanos and its Affiliates (other than the Partnership and the Genesis Partnership) will pay $500,000 to Lead Class Counsel.

/4// Of this amount, the General Partners initially will withhold $1,000,000 ($3.16 per Unit) for a period of up to one year as a reserve against further unforeseen contingent obligations of the Partnership.

/5// Assumes Unitholder held Units since first closing of Partnership's offering in 1988. Further assumes that cash distributions in 1997 will equal those in 1996.

/6//      Assumes contingency reserve is not utilized and is ultimately distributed to Unitholders. In addition, Unitholders who are not tax-exempt investors have received tax benefits from their investment in the Units, and many Unitholders will receive additional amounts under both the Settlement Agreement and the PSI Settlement Agreement described hereinafter under "CERTAIN PENDING LITIGATION."


Recommendation of Spanos
------------------------

          Spanos believes that the advantages of selling the Properties at this time exceed any disadvantages of such sales and, therefore, recommends that the Unitholders approve the Plan. In reaching its conclusions, Spanos considered the following factors, as more fully described below and under "THE PLAN - Background of Sale of Properties" and -- "Description of Properties": (i) the historic levels of cash distributions to the Unitholders, the suspension of cash distributions in 1992 and the resumption of distributions in 1996 at a significantly lower level; (ii) the relative illiquidity of the Units; (iii) increased availability of investor capital and the increased purchasing activity and favorable interest rate environment; (iv) present vacancies and the presence of competition; (v) the satisfactory physical condition of the Properties and the need for expenditures for repairs, replacements and improvements to be incurred in the future; (vi) the potential for future operating performance increases and a possible increase in the value of the Properties; (vii) the potential for an increase in the amounts of distributions; and

(viii) the fact that the Properties have now been held for their originally anticipated holding periods.

          In addition, Spanos took into account the pendency of the Litigation, including (i) the fact that included in the relief sought by the plaintiffs is rescission of the original issuance of the Units; (ii) the costs expended to date and expected to be expended by Spanos and its affiliates in continuing defense against such Litigation; and (iii) the effects of participation in the defense of such Litigation upon certain of the key personnel of Spanos.

          Spanos, after reviewing all of the above, concluded that these factors weighed in favor of selling the Properties now, rather than sometime in the future, because it believes that the risks of continuing to own the Properties outweigh the benefits of continued ownership.

Disadvantages of Plan
---------------------

          The primary disadvantage of disposing of the Properties at this time is that the Partnership will not benefit from possible further improvements in economic and market conditions which might produce increased cash flow and possibly enhance the sales prices of the Properties. Further, it is not anticipated that the Unitholders will receive aggregate distributions from the Partnership, including distributions from sales of the Properties and any remaining contingency reserve, which will equal the amounts originally invested in the Partnership.

Advantages of Plan
------------------

          Spanos has arrived at its recommendation based on the following factors:

          (i) SPANOS' BELIEF THAT THE CURRENT LEVEL OF MORTGAGE INTEREST RATES AND INCREASED AVAILABILITY OF INVESTOR CAPITAL ARE FAVORABLE FOR THE SALE OF THE PROPERTIES. In particular, Spanos has considered as favorable factors the availability of potential purchasers with sufficient equity to purchase properties; the availability of financing for the acquisition of real estate from the capital markets and traditional lending sources; and continued favorable interest rates which make it less expensive for potential purchasers to borrow funds.

         (ii) GENERAL IMPROVEMENT IN THE OCCUPANCIES, REVENUES AND NET OPERATING INCOME OF THE PARTNERSHIP'S PROPERTIES, which Spanos believes enhances their salability.

        (iii) RISKS OF CONTINUED OWNERSHIP. Retaining the Properties will continue to subject the Partnership to the risks inherent in the ownership of rental property, such as fluctuations in occupancy rates, operating expenses and rental rates (which in turn may be affected by general and local economic conditions), the supply and demand for apartment properties of the type owned by the Partnership, increased competition (particularly from newer apartment projects with more desirable configurations and greater amenities) and federal and local laws and regulations affecting the ownership and operation of real estate.

         (iv) THE CONDITION OF THE PROPERTIES. The Partnership has maintained the Properties in good condition during the past few years. Spanos believes that it would be advantageous to sell the Properties now before further aging and wear in the ordinary course occurs, thereby requiring substantially increased expenditures for repairs and refurbishment.

          (v) THE PARTNERSHIP'S ORIGINAL OBJECTIVES AND POLICIES. Sales of the Properties at this time are compatible with the Partnership's originally anticipated holding periods.

         (vi) LIQUIDITY. The sales will provide liquidity to the Unitholders. At present, there is no established public trading market for the Partnership's Units, and liquidity has been limited to sporadic sales which occur within an informal secondary market, and one recent tender offer for a limited number of Units. See "MARKET PRICES OF UNITS AND DISTRIBUTIONS TO UNITHOLDERS -- Market Prices."

        (vii) REALIZATION OF HIGHEST OBTAINABLE PRICES THROUGH THE AUCTION. The Court-approved Auction process provides a mechanism which Spanos believes will enable the Partnership to sell the Properties for the best aggregate sale price obtainable at the time of sale, under current market conditions.

       (viii) INCREASED COMPETITION. Spanos believes that older apartment buildings such as those on the Properties, even though well maintained and in good condition, can over time suffer a competitive disadvantage in attracting and retaining tenants, as compared to new apartments with more modern amenities in newer, attractive neighborhoods. Further, the two-bedroom, one-bath configuration of many of the apartments in the Properties are not as attractive for prospective tenants as two-bedroom, two-bath configurations often found in newer competing projects. In addition, new apartment construction has commenced recently in several of the Properties' market areas, as a result of recent price increases for apartment projects and readily available financing for such construction. The Properties, therefore, may not be able to sustain current levels of revenue.

         (ix) ELIMINATION OF SCHEDULE K-1 REPORTS. The Partnership's litigation will eliminate the requirement for annual Schedule K-1 income tax reporting for the Partnership, which Spanos believes is often burdensome for Unitholders.

Failure to Approve Plan
-----------------------

          If the Unitholders fail to approve the Plan, the Partnership will continue to own the Properties. In such event, Spanos expects that the Partnership will operate the Properties for an indefinite period, which over time would likely entail substantial expenditures for repairs and refurbishment. Consistent with the Partnership Agreement, the General Partners may receive or solicit offers for the sale of one or more of the Properties as opportunities arise. In any such sale, the Partnership would benefit from any increase in value of the affected property over the value at the time of the Auction, and would suffer a detriment to the extent of decrease in such value.

Failure by the Unitholders to approve the Plan will not affect their rights under the Partnership Agreement.

Amendment to Partnership Agreement
----------------------------------

          Pursuant to Section 15.4.20 of the Partnership Agreement, the General Partners may not purchase or lease real property from the Partnership, other than in connection with joint ventures with the Partnership. In order for Spanos or one of its affiliates to be able to bid for and, if successful, to purchase any or all of the Properties, the Partnership Agreement must be amended, which requires the approval of Unitholders holding a majority of the outstanding Units. The Amendment will permit such a purchase of Properties, as set forth in Exhibit A hereto.

Liquidation
-----------

          Pursuant to the Settlement Agreement, within ten business days following the closing of the sale of the last Property, the General Partners will cause the Partnership (i) to pay all costs associated with the Auction, including the solicitation of Consents from Unitholders and the preparation and mailing of the notices required by the Settlement Agreement and the Court to be sent to Unitholders for which bills have been received; (ii) to estimate and reserve for all such costs associated with the Auction for which bills have not yet been received; and (iii) to provide a further contingency reserve for potential unforeseen costs and liabilities in an amount not to exceed $1,000,000.00, such reserve to be maintained for a period not to exceed one year from the closing of the sale of the final Property. The General Partners will then cause the Partnership to distribute the balance of the cash from the sales first, on behalf of the Unitholders, as attorneys' fees to Lead Class Counsel, in such amount as has been awarded by the Court, which for the Unitholders will not exceed eight percent (8%) of the amount otherwise distributable to the Unitholders from the sales, and then to the Unitholders, Subordinated Limited Partners and General Partners as provided in the Partnership Agreement. The remaining assets of the Partnership, and any remainder of the contingency reserve, will be distributed to the Unitholders within one year after the closing of the sale of the last Property. If any costs associated with the Auction are not individually charged or allocated to the Partnership or the Genesis Partnership, the costs are to be allocated between the Partnership and the Genesis Partnership based on the gross cash amount in excess of existing mortgage debt paid to either of them as a result of the Auction, unless a more equitable method of allocation is agreed upon by P-B Properties, Lead Class Counsel and the Spanos General Partners.

          Section 19.1 of the Partnership Agreement provides that the Partnership will terminate and be dissolved upon the disposition of all of the assets of the Partnership and the receipt of the final cash payment of the purchase price of all such assets.

Distributions and Fees
----------------------

          The sale of all of the Partnership's Properties in the Auction will constitute a "Terminating Sale or Disposition," as defined below. Pursuant to
Section 11.8 of the Partnership Agreement, a Terminating Sale or Disposition invokes allocation and distribution requirements which differ in certain respects from those that would ordinarily result from sale or refinancing of one or more of the Partnership's Properties. Section 11.8 and Section 11.4.4 of the Partnership Agreement provide that any Net Income resulting from a Terminating Sale or Disposition will be allocated first to Unitholders, Subordinated Limited Partners and General Partners who have negative tax capital account balances.
As of December 31, 1996, only the General Partners had negative tax capital account balances, in the amount of approximately $399,000 for each of the General Partners, and so an aggregate of approximately $798,000 of the Net Income resulting from the Auction will be allocated to the General Partners' capital accounts, bringing those accounts to a zero balance. The remaining Net Income will next be allocated 2% to the General Partners and 98% to the Unitholders and Subordinated Limited Partners until their capital account balances equal their Adjusted Contributions (i.e., the original capital contribution of $250 per Unit less any prior distributions of cash from sale or refinancing of Properties or from working capital reserves). Since the capital account balances of the Subordinated Limited Partners currently equal their Adjusted Contributions, the

General Partners will be allocated approximately $50,000 each and all of the remaining Net Income will be allocated to the Unitholders. Spanos does not anticipate that the Net Income of the Partnership for the year 1997 (assuming all of the Properties are sold in 1997) will be sufficient to restore the Unitholders' capital account balances to the level of their Adjusted Contributions.

          A "Terminating Sale or Distribution" is defined in the Partnership Agreement to be the earlier to occur of (i) the sale or disposition of the Partnership's last three Properties commencing with the first such sale or (ii) the sale or disposition of a Property which causes the aggregate acquisition cost of all Properties which have been sold or disposed of to exceed 66 2/3% of the aggregate original acquisition cost of all Properties. Because all of the Properties will be sold in the Auction as part of a single plan of disposition, each sale will be treated as a Terminating Sale or Disposition, regardless of the closing dates of sales of the individual Properties.

          The General Partners will not receive any fees or distributions in connection with the sale of the Properties or the liquidation and dissolution of the Partnership, except as provided herein. The General Partners will be adversely affected by the sale of the Properties because the management fees and special distributions which they presently receive will be eliminated. Furthermore, Spanos has guaranteed that the Auction will generate gross proceeds of at least $22,440,000 in excess of the aggregate outstanding principal balance of all existing mortgage debt on the Properties, the net amount of which (after payment of expenses of the Auction, certain plaintiffs' attorneys' fees and the expenses of liquidation of the Partnership and establishment of a contingency reserve) will be available for distribution to the Unitholders, Subordinated Limited Partners and General Partners as provided in the Partnership Agreement. Sales of the Properties and liquidation of the Partnership will also eliminate any liability of the General Partners for future Partnership obligations and risk to the Partnership which might arise from continued operation of the Partnership.

                        PRO FORMA FINANCIAL INFORMATION

          On a pro forma basis, if the Plan had been consummated on January 1, 1996 under the assumptions described above under "THE PLAN -- Anticipated Results of Auction, Use of Proceeds and Cash Distributions," the Partnership's Balance Sheet as of December 31, 1996 would have reflected cash of approximately $22,640,000, limited partners' equity of approximately $13,612,000, subordinated limited partners' equity of approximately $8,878,000 and general partners' equity of approximately $150,000. A Statement of Operations for the year ended December 31, 1996 would have reflected net income of approximately $7,738,000, the principal component of which would have been net gain on the disposition of the Properties. Net income per Unit for such year would have been approximately $19.85.

            MARKET PRICES OF UNITS AND DISTRIBUTIONS TO UNITHOLDERS

Market Prices
-------------

          The Units of the Partnership are not listed on any national securities exchange or quoted on the NASDAQ System, and there is no established public trading market for the Units. Secondary market activity for the Units has been limited and sporadic. However, as a service to its clients, Prudential Securities Incorporated, an affiliate of P-B Properties ("Prudential Securities"), has facilitated sales to purchasers in a limited secondary market for the Units. Limited information available to the General Partners from [secondary market sources] indicates that sale prices in the limited secondary market have recently ranged from $______ to $______ per Unit.

          Prudential Securities was the principal distributor of the Units in the Partnership's public offering, and continues to provide certain investor services on a contractual basis, including processing of all transfers of Units, subject to the approval of the General Partners. Prudential Securities has advised Spanos that the transfer records for the Partnership reflect the following aggregate numbers of Units transferred in the past five years:

                         No. of Units
               Year      Transferred
               ----      ------------

               1992         44,217
               1993         38,843
               1994         37,409
               1995         36,516
               1996         51,174

Generally, no information regarding the prices at which Units were sold is available from the Partnership's transfer records, and the transfers reflected in the above table include non-sale transactions.

          Spanos believes that the information available regarding transfers of Units and sale prices does not reflect sufficient market activity to be representative of the market value of the Units, and such information should not be relied upon as being indicative of the ability of Unitholders to sell their Units in secondary market transactions or as to the prices at which such Units may be sold. Therefore, the information presented should not be relied upon by Unitholders in determining whether or not to consent to the Plan.

          On November 5, 1996, Prescott Associates, L.L.C., an entity not affiliated with either of the General Partners, commenced a limited tender offer for up to 14,260 Units (4.5% of the outstanding Units) at a cash price of $35.00 per Unit, less the transfer fee of $75.00 payable to the Partnership and less any cash distributions exceeding $1.22 per Unit made by the Partnership to any tendering Unitholder after the date of the offer. The tender offer was scheduled to expire on December 6, 1996, and to the knowledge of the General Partners was not extended. Based upon the Partnership's records, it appears that a total of 13,002 Units were purchased in this tender offer.

Distributions to Unitholders
----------------------------

          From the inception of the Partnership through the second quarter of 1992, the Partnership made quarterly cash distributions to the Unitholders.
Such distributions were made from operating cash flow, from proceeds of refinancing of Properties and from funds received under a cash flow guaranty made by affiliates of Spanos at the inception of the Partnership, which expired in 1992. Due to insufficient cash flow, the Partnership suspended cash distributions in 1992, and did not resume such distributions until 1996. Spanos expects that cash distributions for 1997 will equal those for 1996. The following table sets forth the amounts of such distributions per Unit.

                                     Distribution
               Period               per $250 Unit*
               ------               --------------

               1988**                      $  1.95
               1989                          35.00
               1990                          35.00
               1991                          35.00
               1992                          38.00
               1993                            -0-
               1994                            -0-
               1995                            -0-
               1996                           4.88
               1997 (1st Qtr.)                1.22
                                           -------
                                           $151.05



------------------------

* Includes distribution of refinancing proceeds of $17.50 in 1989, $18.72 in 1990, $20.04 in 1991 and $31.22 in 1992, respectively.

**   Assumes Unitholder held Units since first closing of Partnership's offering in 1988.

During the same period, the Partnership made cash distributions to the Subordinated Limited Partners aggregating $87.48 per $250 Unit, which distributions were made from refinancing proceeds. Pursuant to the Partnership Agreement, the Partnership has made special distributions to P-B Properties aggregating $1,597,224 for the period 1988-1996, which distributions were made from operating cash flow and were treated for financial reporting and tax purposes as operating expenses.

          In addition to distributions from the Partnership, most Unitholders will be entitled to receive payments with respect to their Units pursuant to the PSI Settlement Agreement described below under "CERTAIN PENDING LITIGATION."

                               FEDERAL INCOME TAX
                            CONSEQUENCES OF THE PLAN


General
-------
          Approval of the Plan has certain tax implications to the Unitholders that should be considered. The following discussion summarizes the material federal income tax consequences arising from the Partnership's proposed sale of the Properties and provides a general overview of certain state income tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, court decisions and published positions of the Internal Revenue Service (the "IRS"), as currently in effect. There can be no assurance that the IRS will agree with the conclusions stated herein or that future legislative or administrative changes or court decisions will not significantly modify the federal or state income tax laws regarding the matters described herein, potentially with retroactive effect. This summary is addressed only to Unitholders who are United States persons within the meaning of Section 7701(a)(30) of the Code, deals only with Units that are held as capital assets within the meaning of Section 1221 of the Code and is not intended to be and should not be considered as an opinion respecting the federal or state income tax consequences of the Plan. In addition, this summary does not address the tax consequences that may be relevant to Unitholders in special tax situations (including, for example, life insurance companies, dealers in securities or currency, banks or other financial institutions, or Units held as a hedge or as part of a hedging, straddle or conversion transaction). ACCORDINGLY, UNITHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

          Certain United States federal income tax consequences associated with an investment in the Units were discussed in the Prospectus, dated October 18, 1988, covering the original public offering of the Units. This summary does not update that discussion; rather it discusses only the federal income tax aspects directly relevant to the Plan.

Partnership Taxation
--------------------

          This summary assumes, and Spanos believes, that the Partnership has been and will continue to be properly classified as a partnership for federal income tax purposes. An entity that is classified as a partnership is not subject to federal income tax. Instead, each partner in the partnership is required to take into account in computing his or her income tax liability the partner's allocable share of the partnership's items of income, gain, loss, deduction and credit.

Sale of Properties
------------------

          The Partnership will have taxable gain or loss upon its sale of each Property, measured by the difference between the amount realized on the sale (generally, cash or other consideration received reduced by the expenses of sale) and the

Partnership's adjusted basis in such Property. The "adjusted basis" of a Property generally is its cost plus the amount of any capital expenditures (such as improvements) minus the amount of depreciation and amortization.

          Assuming (i) the Spanos guaranteed Minimum Overall Bid is the highest bid for the Properties, (ii) the selling expenses (including Lead Class Counsel's legal fees) are $1,695,000 and (iii) the sales are consummated in 1997, Spanos estimates that the total gain resulting from the sale of the Properties would be approximately $8 million. The amount of gain realized on the sale of the Properties will depend upon the actual sales prices and the actual selling expenses and legal fees incurred in connection with the sale of the Properties.

          Any such gain or loss generally will constitute Section 1231 gain or
Section 1231 loss (i.e., gains or losses from disposition of real property or
                   ----
depreciable personal property used in a trade or business and held for more than one year, other than property held for sale to customers in the ordinary course of business). A Unitholder's share of the gains or losses from the sales of Property would be combined with any other Section 1231 gains or Section 1231 losses of the Unitholder for that year. Net Section 1231 gains or net Section 1231 losses generally would be treated as long-term capital gain or ordinary loss, as the case may be. However, a Unitholder's net Section 1231 gains would be treated as ordinary income rather than capital gain to the extent of his or her net Section 1231 losses, if any, incurred in the five preceding years. Furthermore, in the event that a Property is sold at a gain, the depreciation expense may be recaptured as ordinary income under Section 1245 or Section 1250 of the Code to the extent of the realized gain. The Partnership does not expect to have any gain from the sale of the Properties subject to recapture under Section 1250 of the Code. Spanos estimates that approximately $850,000 of the gain would be subject to recapture as ordinary income under Section 1245 of the Code if the Properties
are sold for the minimum Overall Bid.   Unitholders classified as corporations
for federal income tax purposes may be required, under Section 291(a) of the Code, to treat 20% of the gain from the sale of a Property attributable to depreciation expense not subject to recapture under Section 1250 as ordinary income instead of Section 1231 gain. The total amount of gain subject to
Section 291(a) ordinary income treatment for a corporate Unitholder is estimated to be approximately $1.7 million (approximately $5 per Unit).

          Under Section 702(a)(3) of the Code, a partnership is required to state separately, and the partners are required to account separately for, their distributive share of all gains and losses of their partnership. Accordingly, each Unitholder's allocable share of the gains or losses from the sale of the Properties (including each Unitholder's allocable share of Section 291(a) gain, Section 1245 gain, Section 1231 gain or Section 1231 loss) will be separately stated and reflected on the applicable Schedule K-1 forms provided to the Unitholders by the Partnership.

          For most tax-exempt Unitholders, only a portion of the gain from the sale of the Properties would be treated as unrelated business income. Under
Section 514(a) of the Code, gain from the sale of "debt-financed property" is treated as unrelated business income generally in an amount equal to a ratio determined by comparing the property's debt to its basis. If the Properties are sold for the estimated total gain of approximately $8 million, Spanos estimates that the portion of the gain that will be treated as unrelated business income is $6.9 million (or $19 per Unit). Additional unrelated business income may result to a tax-exempt Unitholder which borrowed funds to purchase its Units. Tax-exempt Unitholders should consult their own tax advisors regarding the unrelated trade or business income that may result from the sale of the Properties.

Tax Allocations and Distributions
---------------------------------

          Gain (or loss) from the sale of the Properties will be allocated to the Partners in accordance with the Partnership Agreement. Allocations of a partnership's items of income, gain, loss, deduction and credit will be respected for federal income tax purpose if they have substantial economic effect or are otherwise made in accordance with the partners' economic interests in the partnership. This summary assumes, and Spanos believes, that the allocations of Partnership items of income, gain, loss, deduction and credit to the Unitholders have substantial economic effect or are otherwise in accordance with the Unitholders' economic interests in the Partnership.

          In general, under the Partnership Agreement, any Net Income in connection with a Terminating Sale or Disposition will be allocated among the Partners (prior to making distributions of sale proceeds) first to restore the General Partners' negative capital account balances and then 98% to Unitholders and 2% to the General Partners. If the Net Income of the Partnership for the year 1997 is not sufficient to restore the Unitholders' capital account balances to the level of their Adjusted Contributions, then the Partnership Agreement provides that the Units held by earlier-admitted Unitholders are to be allocated more of the gain from the sale of the Properties in order to equalize their per-Unit capital accounts with those of the later-admitted Unitholders. See "THE
                                                                     ---
PLAN -- Distributions and Fees." If the Properties are sold for the minimum Overall Bid, Spanos estimates that a Unit acquired on the earliest closing date will be allocated approximately $29 of the gain, and a Unit acquired on the last closing date will be allocated approximately $10 of the gain. Approximately $3 of such gain would be characterized as Section 1245 income with the balance characterized as Section 1231 gain. To the extent that the actual gain on the Properties is more than that estimated above, the per-Unit allocation of such gain would be correspondingly higher. Any allocation of gain (or loss) from the sale of Properties will increase (or decrease) a Unitholder's basis in the Units.

          In general, under the Partnership Agreement, loss from the sale of a Property must be allocated 2% to the General Partners and 98% to the Unitholders. However, in such circumstances a special allocation of gross rental income (depending upon the ultimate sales proceeds) would be made to P-B Properties to reduce its negative capital account by a comparable amount, and an equal amount of loss will be allocated among the Unitholders. Allocation of loss will reduce a Unitholder's basis in the Units. However, no loss can be utilized currently to the extent the loss exceeds the Unitholder's basis in the Units.

          Distributions to a Unitholder will generally not be taxable to the extent the distributions do not exceed the Unitholder's adjusted tax basis in the Units. For purposes of determining tax basis in a Unitholder's Units, any payment received by the Unitholder from the settlement fund established pursuant to the PSI Settlement Agreement (see "CERTAIN PENDING LITIGATION" below), or
                                 ---
from any other settlements related to the Units, should be applied to reduce such Unitholder's adjusted tax basis. The tax basis in the Units will also be reduced by the distributions. To the extent any settlement payment and the distributions exceed the adjusted tax basis, such excess will generally be treated as capital gain, which will be long-term if the applicable Units have been held for more than one year. Unitholders who have remaining tax basis in their Units after termination of the Partnership will generally have a capital loss. Such capital loss can be used to offset any net Section 1231 gains that have not been otherwise characterized as ordinary income, but only if such capital loss occurs in the same year as the net Section 1231 gain. Net capital losses of taxpayers other than corporations may not be carried back to earlier years.

          It is not expected that the Partnership will terminate for federal income tax purposes in the year in which the Properties are sold, because a reserve for potential unforeseen costs and liabilities will be established and maintained for a period not to exceed one year from the closing of the sale of the final Property. Accordingly, a Unitholder will likely be allocated gain from the sale of the Properties in a different year than termination of the Partnership, which may result in a capital loss to a Unitholder which cannot be used to offset the gain from the sale of the Properties.

          Based on the estimated gain of $8 million, Spanos estimates that after payment of the selling expenses incurred in connection with the sale of the Properties and other expenses and liabilities of the Partnership and certain attorneys fees, the amount available for distribution to Unitholders would be approximately $43.00 per Unit.

Capital Gains Tax
-----------------

          Net long-term capital gains of Unitholders that are individuals, trusts and estates will be taxed at a maximum rate of 28%, while ordinary income (such as Section 1245 gain) will be taxed at a maximum rate, depending upon that Unitholder's taxable income, of up to 39.6%. Net capital losses of such a Unitholder can be utilized to offset ordinary income limited to the sum of net capital gains from other sources recognized by the Unitholder during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net capital loss may be carried forward and utilized in subsequent years subject to the same limitations but may not be carried back to a prior year.

          Unitholders classified as corporations are taxed on capital gains at the same rates as ordinary income. A corporate Unitholder can deduct capital losses only to the extent of capital gains, with any unused capital losses generally being carried back three years and forward five years.

Passive Loss Limitation
-----------------------

          Unitholders that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules. A Unitholder's allocable share of Partnership income or loss is treated as derived from a passive activity, except to the extent of the Partnership's portfolio income, which includes interest, dividends and gains from the sale of property held for investment purposes. A Unitholder's allocable share of any Partnership gain realized on the sale of its Properties (other than gain from the sale of portfolio investments) will be characterized as passive activity income that may be offset by passive activity losses from other passive activity investments. If all of the Properties are sold, a Unitholder's allocable share of any Partnership loss realized on such sale, or any loss realized by the Unitholder upon liquidation of his or her Units, will not be subject to the passive activity loss limitations. In addition, upon the complete disposition of a Unitholder's entire interest in the Partnership, any suspended passive activity losses of the Unitholder with respect to his or her investment in the Partnership could be used to reduce other income of the Unitholder.

Final Partnership Returns and Future Tax Issues
-----------------------------------------------

          Following the termination of the Partnership, the General Partners, on behalf of the Partnership, will file a final tax return for the Partnership, and, on a timely basis will provide Schedule K-1 forms to all Unitholders setting forth their allocable shares of the Partnership's items of income, gain, loss, deduction and credit. P-B Properties will also have full responsibility and authority for any other tax-related matter arising after the termination of the Partnership, including acting as the "tax matters partner" representing the Partnership in any federal or other audit of returns of the Partnership for its final year or any prior year.

          Unitholders should understand that while the Partnership will be terminated, such termination will not eliminate the possibility that the IRS could challenge the tax treatment of the Partnership's activities for the year of termination or any prior year for which the statute of limitations for making adjustments has not elapsed. If any adjustments are made to the Partnership's income tax returns, P-B Properties will so notify the Unitholders. Any tax audit or adjustments could result in assessment of additional tax liabilities upon the Unitholders which would be payable from their own funds and would not be reimbursable by the General Partners or the Partnership.

Certain State Income Tax Considerations
---------------------------------------

          Because each state's tax law varies, it is impossible to predict the tax consequences to the Unitholders in all the states in which they are already subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State tax consequences to each Unitholder will depend upon the provisions of the state tax laws to which the Unitholder is subject. The Partnership will generally be treated as engaged in business in each of the states in which the Properties are located, and the Unitholders will generally be treated as doing business in such state and therefore subject to tax in such state. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100 percent of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

                              NO APPRAISAL RIGHTS

          If Unitholders owning a majority of the Units on the Record Date vote in favor of the Plan, such approval will bind all Unitholders. The Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act, under which the Partnership is governed, do not give rights of appraisal or similar rights to Unitholders who dissent from the vote of the majority in approving or disapproving the Plan. Accordingly, dissenting Unitholders do not have the right to have their Units appraised or to have the value of their Units paid to them if they disapprove of the action of a majority in interest of the Unitholders.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

          On the Record Date, there were 316,828 Units issued and outstanding and entitled to vote on matters upon which Unitholders may vote or consent. According to publicly available information, and to the best knowledge of Spanos, as of the Record Date, no person or entity owned more than 5% of the outstanding Units. As of the Record Date, neither of the General Partners nor any officer or director thereof owned any Units. Prudential Securities beneficially owned [4,663] Units as of the Record Date and has advised Spanos that it intends to vote such Units to consent or withhold consent to the Plan in the same proportions as do the other Unitholders.

                          CERTAIN PENDING LITIGATION

          There is currently pending in the United States District Court for the Southern District of New York (the "Court") a class action entitled In re Prudential Securities Incorporated Limited Partnerships Litigation, MDL Docket No. 1005, M-21-67 (MP). The consolidated action had its genesis in several different class actions filed in various courts, all of which were transferred to a single judge and consolidated for pretrial proceedings under the aforementioned caption.(*) On June 8, 1994, plaintiffs in the consolidated action filed a Consolidated Complaint that superseded the individual complaints previously filed in various courts and that was purportedly brought on behalf of a class of approximately 350,000 investors who had purchased units in approximately 700 limited partnerships sponsored or co-sponsored by P-B Properties or its affiliates (collectively the "Prudential Organization"). The Consolidated Complaint named as defendants, among others, Prudential Securities, P-B Properties, certain of the affiliates and present and former officers and employees of the aforementioned, and the

-----------------------------
*    The various consolidated cases are:  Bottner v. A.G. Spanos Residential
                                          -------    -----------------------
Partners - 86, et al., 93 Civ. 7708 (S.D.N.Y.); Kahn v. Prudential-Bache
--------------------                            ----    ----------------
Properties, Inc., et al., 93 Civ. 5976 (S.D.N.Y.); Dumbroff, et al. v. Avron B.
-----------------------                            ---------------     --------
Fogelman, et al., 93 Civ. 6261 (S.D.N.Y.); Gorman v. Almahurst, Inc., et al., 93
---------------                            ------    ----------------------
Civ. 8805 (S.D.N.Y.); Kinnes, et al. v. Prudential Securities Group, Inc., et
                      -------------     -------------------------------------
al., 93 Civ. 654 (D. Ariz.); Massad, et al. v. Prudential Insurance Co., et al.,
                             -------------     -------------------------------
93 Civ. 5095 (D.N.J.); Levine, et al. v. Prudential-Bache Properties Inc., et
                       -------------     ------------------------------------
al., 92 Civ. 52 (N.D. Ill.); Connelly, et al. v. Prudential-Bache Securities,
                             ---------------     ----------------------------
Inc., et al., CIV 93-713 TUC ACM (D. Ariz.).
-----------
co-general partners of other partnerships sponsored or co-sponsored by the Prudential Organization, including Spanos. The Partnership is not named as a defendant in the Consolidated Complaint, but the name of the Partnership is listed as being among the limited partnerships at issue in the case.

          The Consolidated Complaint alleges violations of the federal and New Jersey Racketeer Influenced and Corrupt Organizations Act ("RICO") statutes, fraud, negligent misrepresentation, breach of fiduciary duties, breach of third-party beneficiary contracts and breach of implied covenants in connection with the marketing and sales of limited partnership interests. Plaintiffs request relief in the nature of rescission of the purchase of securities and recovery of all consideration and expenses in connection therewith, as well as compensation for lost use of money invested less cash distributions; compensatory damages; consequential damages; treble damages for defendants' RICO violations (both federal and New Jersey); general damages for all injuries resulting from negligence, fraud, breaches of contract, and breaches of duty in an amount to be determined at trial; disgorgement and restitution of all earnings, profits, benefits, and compensation received by defendants as a result of their unlawful acts; and costs and disbursements of the action. On August 9, 1995, P-B Properties, Prudential Securities and other Prudential Organization defendants (collectively the "PSI Settling Defendants") entered into a Stipulation and Agreement of Partial Compromise and Settlement (the "PSI Settlement

Agreement") with plaintiffs in the consolidated action. The Court preliminarily approved the PSI Settlement Agreement by order dated August 29, 1995 and, following a hearing held November 17, 1995, found that the PSI Settlement Agreement was fair, reasonable, adequate and in the best interests of the plaintiff class. The court gave final approval to the settlement, certified a class of purchasers of specific limited partnerships, including the Partnership, released all settled claims by members of the class against the PSI Settling Defendants and permanently barred and enjoined class members from instituting, commencing or prosecuting any settled claim against the released parties. Pursuant to the PSI Settlement Agreement, PSI and its affiliates have paid a total of $110,000,000 into a settlement fund for future distributions to members of the plaintiff class, including Unitholders who purchased their Units prior to June 8, 1994. The consolidated action remains pending against Spanos and certain of its affiliates, as well as other co-general partners of other partnerships, including Spanos Genesis. The Partnership is not named a defendant in the Consolidated Complaint and the action is not expected to have a material effect on the Partnership's financial condition; accordingly, no provision for any loss that may result upon resolution of the Consolidated Complaint has been made in the financial statements of the Partnership.

          On May 12, 1997, Spanos and those of its affiliates named as defendants in the consolidated action entered into the

Settlement Agreement with the plaintiffs therein. P-B Properties is not a party to the Settlement Agreement, but has acknowledged the Settlement and agreed to be bound by certain provisions of the Settlement Agreement which require that P-B Properties take, or forebear from taking, certain actions in connection with the Plan. The Settlement Agreement requires, among other things, that Spanos use its best efforts to solicit the consent of the Unitholders of the Partnership for the Auction and the subsequent termination and dissolution of the Partnership. In addition to the provisions for the Auction, the Settlement Agreement provides that Spanos and its affiliates will pay $1,175,000 into a settlement fund, to be distributed to members of the plaintiff class, including Unitholders who purchased their Units prior to June 8, 1994. On May 19, 1997, the Court preliminarily certified two settlement classes and preliminarily approved the Settlement Agreement, and the terms therein (including the terms of the Plan), as fair, reasonable, adequate and in the best interests of the class members, including the Unitholders. For a more detailed description of the Settlement and the rights of Unitholders in connection therewith, refer to the NOTICE TO EQUITABLE CLASS OF PENDENCY OF CLASS ACTION, PROPOSED PARTIAL SETTLEMENT OF CLASS ACTION BY THE SPANOS DEFENDANTS, REQUIREMENT FOR MAJORITY CONSENT TO THE AUCTION OF THE PROPERTIES OF CERTAIN PARTNERSHIPS AS PART OF THE SPANOS SETTLEMENT, SETTLEMENT FAIRNESS HEARING, RIGHT TO APPEAR AT HEARING AND RIGHT TO OBJECT TO THE SETTLEMENT, which accompanies this Solicitation Statement.

          On or about April 15, 1994, a multiparty petition entitled Schreiber, et al. v. Prudential Securities, Inc., et al. (Cause No. 94-17696) was filed in the 189th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partners, Prudential Securities, The Prudential Insurance Company of America and a number of other defendants. The Petition alleges common law fraud, fraud in the inducement and negligent misrepresentation in connection with the offering of limited partnership interests and negligence, breach of fiduciary duty, civil conspiracy, and violations of the federal Securities Act of 1933 (sections 11 and 12) and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees. Most of the plaintiffs have released their claims against the defendants in exchange for monetary payments by Prudential Securities. It is expected that the remaining claims will be resolved by Prudential Securities at no cost to the Partnership. Accordingly, no provision for any loss that may result upon resolution of this matter has been made in the financial statements of the Partnership.

                             AVAILABLE INFORMATION

          This Solicitation Statement does not purport to be a complete description of all agreements and matters relating to the condition of the Partnership, its Properties and the transactions described herein. Attached to this Solicitation Statement as Exhibits B and C, respectively, are the Partnership's Annual Report on SEC Form 10-K for the year ended December 31, 1996, and its Quarterly Report on SEC Form 10-Q for the quarter ended March 31, 1997, which provide additional information regarding the Partnership. With respect to statements contained in this Solicitation Statement as to the content of any contract or other document filed as an exhibit to either the Form 10-K or the Form 10-Q, each such statement is qualified in all respects by reference to such report and the schedules thereto, which may be obtained without charge upon written request to the Partnership. To make such a request, a Unitholder must write to P-B Properties, One Seaport Plaza, New York, New York 10292.

          All documents filed by the Partnership with the Securities and Exchange Commission after the date of this Solicitation Statement, but before the Partnership takes action pursuant to this Consent, shall be deemed to be incorporated by reference into this Solicitation Statement. Copies of these documents will be available without charge upon request to P-B Properties, One Seaport Plaza, New York, New York 10292. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Solicitation Statement shall be deemed to be modified or superseded for purposes of this Solicitation Statement to the extent that a statement contained in this Solicitation Statement (or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Solicitation Statement) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Solicitation Statement.

                                                                       EXHIBIT A

                                   EXHIBITS

EXHIBIT A:     Proposed Amendment to Amended and Restated Agreement of Limited
               ---------------------------------------------------------------
               Partnership of Prudential-Bache/A.G. Spanos Realty Partners L.P.,
               -----------------------------------------------------------------
               I
               -

          Section 15.4.20 of the Amended and Restated Agreement of Limited Partnership of Prudential-Bache/A.G. Spanos Realty Partners L.P., I is amended to read in full as follows (language in boldface to be added):


15.4      Limitations.  Neither the General Partners nor any Affiliate shall
          -----------
          have the authority to:

                                     . . .

15.4.20 except as provided in Paragraph 15.4.4, purchase or lease real property from the Partnership or except with respect to the Properties and as set forth in Paragraphs 15.4.4 and 15.4.25, sell or lease real property to the Partnership; provided, however, that the Spanos
                                       ----------------------------------
          General Partner or an Affiliate may bid for, and if such bid is
          ---------------------------------------------------------------
          successful purchase, any or all of the Properties in a public auction
          ---------------------------------------------------------------------
          held pursuant to the order of a court with jurisdiction over the
          ----------------------------------------------------------------
          Partnership, the General Partners, the Subordinated Limited Partners,
          ---------------------------------------------------------------------
          the Limited Partners and the Unitholders.
          ----------------------------------------

                                                                       EXHIBIT B

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 10-K

(Mark One)

/X/ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
   EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 1996

                                       OR

/ /TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
   EXCHANGE ACT OF 1934

For the transition period from _________ to _________

Commission File Number: 0-17683

              PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
----------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

Delaware                                                        94-3069380
----------------------------------------------------------------------------
(State or other jurisdiction of        I.R.S. Employer Identification No.)
incorporation or organization)

1341 West Robinhood, Suite B-9, Stockton, CA                         95207
----------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code (209) 478-0140

        Securities registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange
             Title of each class              on which registered

                   None                              None
          -------------------             ----------------------


        Securities registered pursuant to Section 12(g) of the Act:

             Depository Units of Limited Partnership Interests
             -------------------------------------------------
                             (Title of class)

Indicate by check CK whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirement for the past 90 days.   Yes _CK_  No__

Indicate by check CK if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ CK ]


                              Page 1 of 46
                         Exhibit Index at page 39

                             TABLE OF CONTENTS

                                  Part I

Item  1. Business                                                           3
Item  2. Properties                                                         5
Item  3. Legal Proceedings                                                  7
Item  4. Submission of Matters to a Vote of Security Holders                7


                                  Part II

Item  5. Market for the Partnership's Depository Units of Limited
          Partnership Interest and Related Security Holder Matters          8
Item  6. Selected Financial Data                                           10
Item  7. Management's Discussion and Analysis of Financial
          Condition and Results of Operations                              11
Item  8. Financial Statements and Supplementary Data                       14
Item  9. Changes in and Disagreements with Accountants on
          Accounting and Financial Disclosure                              32


                                Part III

Item 10. Directors and Executive Officers of the Registrant                33
Item 11. Executive Compensation                                            36
Item 12. Security Ownership of Certain Beneficial Owners and
          Management                                                       36
Item 13. Certain Relationships and Related Transactions                    37


                                  Part IV

Item 14. Exhibits, Financial Statement Schedules, and
          Reports on Form 8-K                                              39

                                  PART I

Item 1.  Business

The Registrant, Prudential-Bache/A.G. Spanos Realty Partners L.P., I (the "Partnership"), is a limited partnership formed on June 3, 1988 under Delaware law. The business of the Partnership is managed and controlled by its general partners (the "General Partners"), A.G. Spanos Realty Partners, L.P. (the "Spanos General Partner") and Prudential-Bache Properties, Inc. (the "Bache General Partner"). The primary purpose of the Partnership is to acquire from affiliates of the Spanos General Partner, invest in, hold, manage, sell, dispose of, and otherwise act with respect to eight properties on which multi-family residential developments have been constructed (the "Properties"). The Partnership will continue until December 31, 2030, unless terminated earlier under the provisions of its Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"). The prospectus ("Prospectus") included with the Partnership's Registration Statement on Form S-11 under the Securities Act of 1933 (Registration Statement No. 33-22613) contains a description of the business of the Partnership in the sections entitled "Property Acquisitions," pages 59-69, and "Partnership Objectives and Policies," pages 86-89, all of which pages are incorporated herein by reference.

The Properties are subject to competition from similar apartment properties located in close proximity, including properties owned by affiliates of the Spanos General Partner. The Properties compete for a variety of tenant groups, including young professionals, retail, service and trade employees, students and retirees. Competition for tenants is principally on the basis of location, physical condition, amenities, and rental rates. The location and condition of the Properties is considered to be good to above-average. The Properties feature fairly typical amenity packages, including swimming pools, tennis courts, fitness facilities, microwave ovens and guarded entrances, and are generally able to compete adequately with other projects in their respective markets. Many areas, including Phoenix, Denver, Las Vegas, Sparks and Atlanta have seen construction of new apartment properties increase since 1992. This has led to the emergence of market segmentation between 1980's vintage properties (such as the Partnership's) and the newer generation of apartment properties completed recently. The newer properties have a competitive advantage not only because they are new, but because many are designed with larger unit sizes, have floor plans and finishes similar to those found in single family homes, and feature more extensive amenities than do the properties built in the 1980's. To date, these newer properties generally command higher rents and have competed with each other for tenants able to pay premium rents, leaving the 1980's vintage properties to compete with each other for the next tier of apartment renters. There is a risk, however, that if overbuilding in the upper segment of the market results in lower rents, the new properties with more extensive amenities could be highly competitive with the 1980's vintage apartment product.

Within the greater housing market, the apartment sector competes with single-family homes. Thus, apartment demand can be affected by the affordability of owner-occupied housing, which can increase and decrease with changes in mortgage interest rates.

The Partnership does not segregate revenues or assets by geographic regions. The Properties that accounted for more than 15% of revenue during any of the past three years are Rancho del Sol (17%), Harbor Pointe (18% to 19%) and Regency Square (15% in 1995 and 1996). No single tenant accounted for 10% or more of the revenue for any of the three years ended December 31, 1996. The Partnership is engaged solely in the business of real estate investment; therefore, presentation of industry segment information is not applicable. The General Partners believe the Properties are adequately insured. For more information regarding the Properties, see Item 2, Properties. For more information regarding the Partnership's operations, see Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations.

The Partnership has no employees. The officers and employees of the Spanos General Partner and the Bache General Partner, and their affiliates, perform services for the Partnership pursuant to the Partnership Agreement.

The Partnership resumed paying Distributions in 1996. Distributions had been suspended beginning with the third quarter of 1992. See Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, for a discussion of the factors affecting Distributions.

The General Partners are presently conducting negotiations regarding a potential auction sale of the Properties in connection with the potential settlement of certain of the litigation described below in Note E to the financial statements. There is no assurance that these negotiations will result in an agreement to sell the Properties.

Item 2.  Properties

The Partnership owned the eight Properties described below at March 1, 1997:

                                                                         Purchase
                                            Location                       Date           Mortgage Holder

Silver Springs Apartments:                  Tempe, Arizona             11/18/88      MDS Loan Services (2)
a 198-unit midrise apartment complex        (suburb of Phoenix)
located on approximately 9.28 acres.

Rancho del Sol Apartments:                  Las Vegas, Nevada          12/30/88      Great Western Bank (3)
a 376-unit garden apartment complex
located on approximately 16 acres.

Sandpebble Village Apartments:              Sparks, Nevada             12/30/88      Wells Fargo Realty (4)
a 236-unit garden apartment complex
located on approximately 11.5 acres.

Regency Square Apartments:                  Chamblee, Georgia          01/31/89      Mellon Mortgage (5)
a 276-unit garden apartment complex         (suburb of Atlanta)                      (successor to American
located on approximately 9.2 acres.                                                  Savings Bank)

Cameron Creek Apartments:                   Tempe, Arizona             03/31/89      Great Western Bank (3)
a 211-unit garden apartment complex         (suburb of Phoenix)
located on approximately 8.7 acres.

Harbor Pointe Apartments:                   Dunwoody, Georgia          06/30/89      Great Western Bank (3)
a 366-unit garden apartment complex         (suburb of Atlanta)
located on approximately 45.9 acres.

Bernardo Crest Apartments:                  San Diego, California      12/01/89      Great Western Bank (3)
a 216-unit garden apartment complex
located on approximately 16.6 acres.

Pointe West Apartments:                     Aurora, Colorado           09/30/89      Great Western Bank (6)
a 138-unit garden apartment complex         (suburb of Denver)
located on approximately 5.27 acres.



                          Average Annual Occupancy        Average Annual Revenue Per Apt. Unit (7)   1996 Realty Tax Data
                       1996   1995   1994   1993   1992      1996    1995    1994    1993    1992      Amount     Rate
Silver Springs         94.1%  95.1%  95.2%  95.0%  92.5%   $7,029  $6,832  $6,183  $5,844  $5,310      $64,725    1.2959%
Rancho del Sol         94.9%  93.6%  95.7%  94.7%  93.5%   $7,099  $6,921  $6,850  $6,177  $5,989     $141,647    0.9146%
Sandpebble Village     97.4%  95.8%  96.0%  94.7%  93.2%   $7,519  $7,142  $6,875  $6,369  $6,159     $109,552    1.1272%
Regency Square         94.4%  96.2%  94.8%  94.5%  94.5%   $8,582  $8,219  $7,452  $6,991  $6,827     $222,827    1.6604%
Cameron Creek          92.8%  93.0%  94.4%  92.9%  90.4%   $7,544  $7,187  $6,816  $6,058  $5,596      $94,279    1.1815%
Harbor Pointe          92.1%  94.5%  97.2%  96.1%  95.2%   $7,951  $7,828  $7,433  $6,822  $6,465     $209,456    1.6112%
Bernardo Crest         95.2%  94.4%  91.5%  92.4%  91.0%  $10,215  $9,736  $9,167  $9,201  $9,163     $138,733    1.0234%
Pointe West            93.9%  95.7%  94.7%  95.2%  95.4%   $6,514  $6,348  $5,903  $5,463  $4,910      $53,063    1.0119%

(1) The Partnership has a 100% fee simple ownership interest in each Property subject to a first mortgage lien in favor of the indicated holder.  Each mortgage is secured only by the Property to which it relates and is without recourse to either of the General Partners or the Partnership.  (See  Note C and Schedule III to the Financial Statements.)

(2) Loan may be prepaid without charge.

(3) Loan may be prepaid upon payment of a 2% prepayment charge.  The lender may waive the prepayment charge for principal prepayments during the calendar year which do not exceed 20% of the original loan balance and for prepayments made within 90 days of a notice of installment adjustment.  The lender will also waive the prepayment charge so long as A.G. Spanos Construction, Inc. or any entity owned and controlled (with "control" defined as a
    50% beneficial interest) by A.G. Spanos Construction or by Alex G. Spanos remains liable on the loan.

(4) Loan may be prepaid upon payment of a 4.14% prepayment charge.

(5) Loan may be prepaid upon payment of prepayment charge of 1% for prepayment occuring prior to February 1, 1998.
    Thereafter, loan may be prepaid without charge.

(6) Loan may be prepaid upon payment of a 2% prepayment charge.  The lender may waive the prepayment charge for principal prepayments during the calendar year which do not exceed 20% of the original loan balance and for prepayments made within 90 days of a notice of installment adjustment.  The lender will also waive the prepayment charge so long as A.G. Spanos Construction, Inc. or any entity owned and controlled  by A.G. Spanos Construction or by Alex G. Spanos remains liable on the loan.

(7) Average annual revenue per apartment unit is determined by dividing total operating revenues for the Property by the number of apartment units.


Item 3.  Legal Proceedings

This information is incorporated by reference to Note E to the financial statements in Item 8, Financial Statements and Supplementary Data.


Item 4.  Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of the Unitholders during the fourth quarter of the fiscal year covered by this report through the solicitation of proxies or otherwise.

                                  PART II

Item 5. Market for Partnership's Depository Units of Limited Partnership Interest and Related Security Holder Matters

The Partnership had three limited partners as of March 3, 1997: AGS Depository Corp. (the "Assignor Limited Partner"), a wholly owned subsidiary of AGS Financial Corporation, and two affiliates of the Spanos General Partner which are holders of Subordinated Limited Partnership Interests ("Subordinated Interests"). The Assignor Limited Partner has transferred and assigned to the Unitholders all of the Assignor Limited Partner's rights and interest in and to the assigned Limited Partnership Interests, except for record ownership and the right to vote directly on matters submitted to the Limited Partners and Unitholders for a vote. There were 5,102 Unitholders as of March 3, 1997.

A significant secondary market for the Units has not developed, and it is not expected that one will develop in the future. There are also certain restrictions set forth in the Partnership Agreement limiting the ability of a Unitholder to transfer Units. Consequently, Unitholders may not be able to liquidate their investments in the event of an emergency or any other reason.

The Partnership resumed paying Distributions to the Unitholders in 1996. Distributions had been suspended beginning with the third quarter of 1992. Distributions were paid approximately 45 days after the end of the specified quarter as follows:

                 Quarter Ended              Distribution

             March 31, 1996                            $1.22
             June 30, 1996                             $1.22
             September 30, 1996                        $1.22
             December 31, 1996                         $1.22

All $1,546,000 of the distributions paid to Unitholders for 1996 represents a return of capital on a generally accepted accounting principle ("GAAP") basis. The return of capital on a GAAP basis is calculated as Unitholder distributions less net income, if any, allocated to Unitholders.

There are no material legal restrictions on the Partnership's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. Future distributions will be dependent upon the performance of the Partnership. See Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations, for a discussion of the factors affecting future Distributions.

Item 6.  Selected Financial Data (a)

                                            For the year ended December 31,
                                        1996         1995         1994         1993         1992
Total revenues                       $15,930,615  $15,362,108  $14,499,788  $13,424,097  $12,909,954

Interest expense                      $5,176,971   $6,014,655   $6,381,294   $6,835,318   $6,516,313

Net loss                               ($402,122) ($1,752,058) ($2,713,210) ($3,672,977) ($3,585,433)

Net loss per Unit                         ($1.24)      ($5.42)      ($8.39)     ($11.36)     ($11.09)

Net loss per Subordinated
  Interest                                    --           --           --           --           --

Cash distributions per Unit (b)            $4.88           --           --           --       $38.00

Cash distributions per
  Subordinated Interest                       --           --           --           --       $31.22

Total assets                         $82,001,149  $84,563,942  $87,946,202  $91,804,442  $95,451,032

Mortgage loans payable               $65,322,170  $66,361,897  $67,215,017  $68,580,958  $69,231,923


(a) The above selected financial data should be read in conjunction with the financial statements and the related notes (see Item 8).

(b) Cash distributions were paid from operating cash flow, payments received under a cash flow
    guaranty and from refinancing  proceeds .   The cash distributions did not result in taxable
    income to the Unitholders.  Each Unitholder's taxable income or loss from the Partnership is equal to his allocable share of the taxable income or loss of the Partnership, without regard to the cash generated or distributed by the Partnership.


Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Capital Resources and Liquidity

The Partnership had cash of $3,947,000 at December 31, 1996 There are no proposed programs for renovation, improvement or development of the Properties other than maintenance and repairs (including major repairs) in the ordinary course which will be paid from operations, and the Partnership's liquidity position is considered satisfactory.

The Partnership's operating activities provided cash of $2,907,000 in 1996, of which $85,000 reflects timing differences related to current assets and liabilities. Of the balance, $1,040,000 was applied to scheduled principal amortization on the Partnership's mortgage debt, $1,578,000 was paid in cash distributions, and $204,000 was retained.
Cash provided by operating activities in 1995 reflects the payment of $795,000 of fees incurred in prior years and is not directly comparable with cash provided by operating activities in 1996. As adjusted for the effect of the fee deferral and the other timing differences related to prepaid and accrued expense items, cash provided by operating activities improved from $2,097,000 in 1995 to $2,822,000 in 1996, reflecting the Properties' improved operating performance as described below. Cash flows from financing activities reflects the resumption of distributions paid to the partners. (Fourth quarter 1996 distributions of $394,000 were paid subsequent to the balance sheet date.) Scheduled principal amortization increased in 1996, reflecting the fact that the principal portion of the monthly mortgage payments increases over time.

The Partnership's long term debt, which consists of eight real estate mortgages with respect to the Properties, was $65,322,000 at December 31, 1996. This debt requires monthly installments of principal and interest of $516,000. The Properties are currently generating aggregate revenue to cover operating expenses and debt service. Five of the mortgages are fully self-amortizing. The other three require balloon payments as follows: $5,474,000 in 1998, $5,030,000 in 2000, and $7,732,000 in 2001.
The General Partners anticipate that the Properties securing the balloon payment mortgages will be sold or refinanced before the balloon payment due dates. If the Properties are not sold or refinanced beforehand, the Partnership would be required to refinance them when the balloon payments become due subject to then existing conditions in the real estate and mortgage financing markets or to sell the properties under terms which may not be the most favorable to the Partnership. If the Partnership were unable to complete sales or refinancings, then the lenders could institute foreclosure proceedings against the Properties.

The interest rates on five of the mortgage loans (Rancho del Sol, Cameron Creek, Harbor Pointe, Pointe West and Bernardo Crest) adjusted downward during 1995, resulting in monthly debt service savings of $62,000. The new interest rates are fixed for five years. The debt service savings coupled with the Properties' improved operating performance during the past two years enabled the Partnership to resume paying cash distributions to the Unitholders in 1996. The Partnership had suspended distributions to the Unitholders beginning with the third quarter of 1992.

The Partnership deferred payment of $795,000 of certain fees payable to the General Partners for the period July 1, 1992 through December 31, 1993 because property income after debt service was insufficient to pay them. Operating results improved in 1994, and payment of these items resumed on a current basis. The deferrals were paid in 1995 without interest.

The General Partners are presently conducting negotiations regarding a potential auction sale of the Properties in connection with the potential settlement of certain of the litigation described below in Note E to the financial statements. There is no assurance that these negotiations will result in an agreement to sell the Properties.

Results of Operations

1996 Compared to 1995. Rental revenue was $15,811,000 in 1996, an increase of 3.6% from 1995. Revenue increased at all eight properties, with the increases ranging from 5.3% at Sandpebble Village to 1.6% at Harbor Pointe. Revenue increases resulted primarily from increased effective rental rates. Overall, the weighted average occupancy of the Apartment Projects was 94.3% in 1996 compared to 94.7% in 1995.

Property operating expenses were $5,716,000 in 1996 compared to $5,222,000 for 1995. Major repairs (i.e., exterior painting, asphalt work and other expensive repairs that do not recur on an annual basis) increased to $541,000 in 1996 compared to $371,000 for 1995. Furnished unit expense was up $22,000 over 1995, reflecting the increased furnished unit rentals, but this expense was offset by the higher rents received for those apartments. Operating expenses excluding major repairs and furnished unit expense increased $303,000 or approximately 6.4% over 1995. Expense categories showing the greatest increases were maintenance, up $177,000 or 12% reflecting the generally higher costs of operating an aging property portfolio; utilities, up $50,000 or 4.5%; and advertising, up $47,000 or 16%. Property taxes declined $51,000 because of lower assessed valuations at Harbor Pointe and Bernardo Crest. Property management fees, which are 3% of property revenue, increased with the increase in revenue. Interest expense declined $838,000, reflecting the lower interest rates now applicable on five of the Partnership mortgage loans. In addition, interest expense in 1995 included $201,000 of loan fee amortization not charged in 1996 because the fees became fully amortized in 1995. Depreciation expense declined $424,000 because certain personal property assets became fully depreciated in 1995.

1995 Compared to 1994. Rental revenue was $15,269,000 in 1995, an increase of 5.8% from 1994. Revenue increased at all eight properties, with the increases ranging from 10% at Silver Springs and Regency Square to only 1% at Rancho del Sol, which was impacted by the number of new apartment completions in the Las Vegas market last year. Revenue increases resulted primarily from increased effective rental rates. Revenue at Bernardo Crest, which had been flat for the prior three years reflecting the weak economic conditions in San Diego, posted a 6% increase
over 1994.   Overall, the weighted average occupancy of the Apartment
Projects was 94.7% in 1995 compared to 95.2% in 1994.

Property operating expenses were $5,222,000 in 1995 compared to $5,044,000 for 1994. Major repairs declined to $371,000 in 1995 compared to $671,000 for 1994. Furnished unit expense was up $42,000 over 1994, reflecting the increased furnished unit rentals, but this expense was offset by the higher rents received for those apartments. Operating expenses excluding major repairs and furnished unit expense increased $436,000 or approximately 10% over 1994. Expense categories showing the greatest increases were maintenance, up $247,000 or 20% reflecting the generally higher costs of operating an aging property portfolio; payroll, up $89,000 or 8% reflecting higher compensation and fringe benefit costs; and insurance, up $35,000 or 25% reflecting a trend toward higher property insurance costs. Property management fees, which are 3% of property revenue, increased with the increase in revenue. Interest expense declined to $6,015,000 from $6,381,000 in 1994 as a result of the restructuring of the Regency Square mortgage loan and the scheduled adjustment to the interest rates on five of the mortgage loans.

Item 8.   Financial Statements and Supplementary Data              Page

Independent Auditors' Report                                        15

Balance sheets at December 31, 1996 and 1995                        16

Statements of operations for the years ended
  December 31, 1996, 1995 and 1994                                  17

Statements of changes in partners' equity (deficit)
  for the years ended December 31, 1996, 1995 and 1994              18

Statements of cash flows for the years ended
  December 31, 1996, 1995 and 1994                                  19

Notes to financial statements                                    20-31

Schedule to financial statements                                    45

INDEPENDENT AUDITORS' REPORT


General and Limited Partners
Prudential-Bache/A.G. Spanos
Realty Partners, L.P., I:

We have audited the accompanying balance sheets of Prudential-Bache/A.G. Spanos Realty Partners L.P., I (a limited partnership) (the "Partnership") as of December 3 1, 1996 and 1995, and the related statements of operations, changes in partners' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. Our audits also included the financial statement schedule of the Partnership listed at
Item 14(a)(2). These financial statements and financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Prudential-Bache/A.G. Spanos Realty Partners L.P., I as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


/s/ Deloitte & Touche LLP
February 21, 1997

           PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                          (A Limited Partnership)

                               BALANCE SHEETS

                                                      1996         1995
                                                   ----------   ----------
                     ASSETS
Property, net                                     $77,633,657  $80,837,637
Cash and cash equivalents                           3,946,802    3,262,675
Other assets (net of accumulated amortization
 of $1,276,744 and $1,256,116, respectively)          420,690      463,630
                                                   ----------   ----------
                                                  $82,001,149  $84,563,942
                                                   ----------   ----------
                                                   ----------   ----------


   LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

Liabilities:
Mortgage loans payable                            $65,322,170  $66,361,897
Accounts payable                                      603,086      571,286
Accounts payable, affiliate                           200,389      197,612
Distributions payable                                 394,418          -0-
Accrued interest                                      428,040      434,618
Unearned rent and tenant deposits                     553,085      518,766
                                                   ----------   ----------
                                                   67,501,188   68,084,179
                                                   ----------   ----------
Partners' equity (deficit):
Limited partners' equity (316,828 units
  authorized and outstanding)                       6,929,279    8,869,479
Subordinated limited partners' equity (46,364 units
  authorized and outstanding)                       8,878,175    8,878,175
General partners' deficit                          (1,307,493)  (1,267,891)
                                                   ----------   ----------
                                                   14,499,961   16,479,763
                                                   ----------   ----------
                                                  $82,001,149  $84,563,942
                                                   ----------   ----------
                                                   ----------   ----------

See notes to financial statements.

           PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                          (A Limited Partnership)

                          STATEMENTS OF OPERATIONS
           For the years ended December 31, 1996, 1995 and 1994

                                                      1996         1995         1994
                                                   ----------   ----------   ----------
Revenues:
 Rental                                           $15,811,247  $15,269,148  $14,432,479
 Interest                                             119,368       92,960       67,309
                                                   ----------   ----------   ----------
                                                   15,930,615   15,362,108   14,499,788
                                                   ----------   ----------   ----------
Expenses:
 Property operating expenses                        5,716,463    5,221,536    5,044,387
 Property taxes                                     1,033,812    1,084,608    1,024,012
 Property management fees to affiliates               474,158      458,074      432,974
 General and administrative expense                    94,903       96,939      102,511
 Interest expense                                   5,176,971    6,014,655    6,381,294
 Management fees to General Partners                  632,450      610,766      577,300
 Depreciation                                       3,203,980    3,627,588    3,650,520
                                                   ----------   ----------   ----------
                                                   16,332,737   17,114,166   17,212,998
                                                   ----------   ----------   ----------
Net loss                                          $  (402,122) $(1,752,058) $(2,713,210)
                                                   ----------   ----------   ----------
                                                   ----------   ----------   ----------

Net loss allocated to General Partners            $    (8,042) $   (35,041) $   (54,264)
                                                   ----------   ----------   ----------
                                                   ----------   ----------   ----------
Net loss allocated to Limited Partners            $  (394,080) $(1,717,017) $(2,658,946)
                                                   ----------   ----------   ----------
                                                   ----------   ----------   ----------
Net loss allocated to Subordinated Limited
 Partners                                         $       -0-  $       -0-  $       -0-
                                                   ----------   ----------   ----------
                                                   ----------   ----------   ----------
Net loss per unit of limited partnership
 interest                                         $     (1.24) $     (5.42) $     (8.39)
                                                   ----------   ----------   ----------
                                                   ----------   ----------   ----------

See notes to financial statements.

           PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                          (A Limited Partnership)

             STATEMENT OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
           For the years ended December 31, 1996, 1995 and 1994

                                                   Subordinated
                                        Limited      Limited      General
                            Total      Partners     Partners     Partners
                         ----------   ----------   ----------   ----------
Partners' equity
  (deficit)-
  December 31, 1993     $20,916,832  $13,245,442  $ 8,849,976  $(1,178,586)

Capital contributions
 for subordinated
 interests under
 cash flow guaranty          28,199          -0-       28,199          -0-

Net loss                 (2,713,210)  (2,658,946)         -0-      (54,264)
                         ----------   ----------   ----------   ----------
Partners' equity
  (deficit)-
  December 31, 1994      18,231,821   10,586,496    8,878,175   (1,232,850)

Net loss                 (1,752,058)  (1,717,017)         -0-      (35,041)
                         ----------   ----------   ----------   ----------
Partners' equity
  (deficit)-
  December 31, 1995      16,479,763    8,869,479    8,878,175   (1,267,891)

Net loss                   (402,122)    (394,080)         -0-       (8,042)

Distributions            (1,577,680)  (1,546,120)         -0-      (31,560)
                         ----------   ----------   ----------   ----------
Partners' equity
  (deficit)-
  December 31, 1996     $14,499,961  $ 6,929,279  $ 8,878,175  $(1,307,493)
                         ----------   ----------   ----------   ----------
                         ----------   ----------   ----------   ----------

See notes to financial statements.

           PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                          (A Limited Partnership)

                          STATEMENTS OF CASH FLOWS
           For the years ended December 31, 1996, 1995 and 1994

                                                      1996         1995         1995
                                                   ----------   ----------   ----------
Cash flows from operating activities:
Net loss                                          $  (402,122) $(1,752,058) $(2,713,210)
                                                   ----------   ----------   ----------
 Adjustments to reconcile net loss to net
 cash provided by operating activities:
   Depreciation                                     3,203,980    3,627,588    3,650,520
   Amortization of loan fees included in
    interest expense                                   20,628      221,744      220,524
   Decrease (increase) in other assets                 22,312       18,390      (20,375)
   Increase in accounts payable                        31,800       37,400       51,856
   Increase (decrease) in accounts payable,
     affiliate                                          2,777     (783,498)     150,728
    Decrease in accrued interest                       (6,578)     (57,123)     (50,189)
   Increase in unearned rent and tenant deposits       34,319       26,139       40,317
                                                   ----------   ----------   ----------
    Total adjustments                               3,309,238    3,090,640    4,043,381
                                                   ----------   ----------   ----------
Net cash provided by operating activities           2,907,116    1,338,582    1,330,171
                                                   ----------   ----------   ----------

Cash flows from financing activities:
 Payments under cash flow guaranty contribution           -0-          -0-       28,199
 Mortgage loan principal amortization              (1,039,727)    (853,120)    (732,751)
 Other mortgage loan repayments                           -0-          -0-     (633,190)
 Distributions to partners                         (1,183,262)         -0-          -0-
                                                   ----------   ----------   ----------
                                                   (2,222,989)    (853,120)  (1,337,742)
                                                   ----------   ----------   ----------
Net increase in cash and cash equivalents             684,127      485,462       (7,571)
Cash and cash equivalents, beginning of period      3,262,675    2,777,213    2,784,784
                                                   ----------   ----------   ----------
Cash and cash equivalents, end of period          $ 3,946,802  $ 3,262,675  $ 2,777,213
                                                   ----------   ----------   ----------
                                                   ----------   ----------   ----------

See notes to financial statements.

                       PRUDENTIAL-BACHE/A. G. SPANOS
                          REALTY PARTNERS L.P., I
                          (A Limited Partnership)

                       NOTES TO FINANCIAL STATEMENTS
               Years Ended December 31, 1996, 1995 and 1994


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Prudential-Bache/A.G. Spanos Realty Partners L.P., I (the "Partnership") is a Delaware limited partnership organized for the purpose of acquiring and operating eight specified apartment properties (the "Properties"). The General Partners of the Partnership are Prudential-Bache Properties, Inc. (the "Bache General Partner") and A.G. Spanos Realty Partners, L.P., (the "Spanos General Partner"). The Partnership will continue until December 31, 2030, unless previously terminated in accordance with the provisions of its Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement").

The Partnership sold 316,828 depository units of limited partnership interest ("Units") between October 1988 and December 1989 for aggregate capital contributions (net of certain volume selling commission discounts) of $79,194,827. The Partnership has also issued non-voting Subordinated Limited Partnership Interests ("Subordinated Interests") to affiliates of the Spanos General Partner in consideration for capital contributions and payments under a cash flow guaranty.

Financial Statement Preparation

The Partnership has a fiscal year ending December 31. The books and records of the Partnership are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. Certain reclassifications have been made to prior year amounts in order to be in conformity with the current year presentation.

Accounting Estimates

In preparing the financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities (see Note E) at the date of the financial statements and the reported amounts of revenues and expenses from the reporting period. Actual results could differ from those estimates.

Cash Equivalents

Cash equivalents consist of money market funds containing money market instruments with an original maturity date of 90 days or less whose cost approximates market value.

Property

Property, which includes land, buildings and equipment, is carried at the lower of depreciated cost or the amount estimated to be recoverable through future cash flows from property operations and dispositions on an undiscounted basis. Depreciated cost is reduced by certain payments received under the cash flow guaranty (see Note D). Depreciation on buildings and equipment is recorded on a straight-line basis over their estimated useful lives, which range from 7 to 27.5 years.

Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," was adopted by the Partnership as of January 1, 1996 for its financial statements for the year ended December 31, 1996. Under SFAS No.121, impairment for properties to be held and used is determined to exist when estimated amounts recoverable through future operations on an undiscounted basis are below the properties' carrying value. If a property is determined to be impaired, it should be recorded at the lower of its carrying value or its estimated fair value. For properties that are held for sale, SFAS No. 121 states that they should be reported at the lower of carrying amount or estimated fair value less cost to sell. The implementation of SFAS No. 121 did not affect the Partnership's results of operations or financial position for the year ended December 31, 1996.

Prior to 1996, property investments were carried at the lower of depreciated cost or estimated amounts recoverable through future operations and ultimate disposition of the property. A provision for loss on impairment of assets would be recorded when the property carrying amounts exceeded the amounts estimated to be recoverable through future cash flows from property operations (before debt service) and disposition proceeds on an undiscounted basis.

Other Assets

Other assets include loan fees with a net book value of $287,144 and $307,772 at December 31, 1996 and 1995, respectively. Such loan fees are generally amortized to interest expense over the life of the related loans.

Income Taxes

No provision has been made for federal or state income taxes (or benefits) since such items are the responsibility of the partners. A reconciliation of the net loss in the financial statements to the net taxable loss is set forth below:

                                            1996         1995         1994

Net loss per financial statements        $ (402,122) $(1,752,058) $(2,713,210)
Financial statement depreciation
 in excess of tax depreciation              175,997      269,972      263,261
Cancellation of debt recognized as
 income for tax purposes, net of
 interest expense adjustment                    -0-          -0-      264,176
Loan fee amortization and interest
 expense adjustment                             -0-      (10,051)         -0-
Unearned rent and non refundable
 deposits recognized as income for
 tax purposes when received                     148          618       28,479
                                         ----------   ----------   ----------
Net taxable loss                        $   (25,977) $(1,491,519) $(2,157,294)
                                         ----------   ----------   ----------
                                         ----------   ----------   ----------

The book and tax bases of partners' equity differ by the cumulative effect of the book to tax income adjustments.

Allocations and Distributions

Pursuant to the Partnership Agreement, operating income, losses and cash distributions are generally allocated 98% to the Unitholders and 2% to the General Partners. Taxable income and losses are allocated in the same manner. Cash distributions resulting from sales or refinancings of the Properties are generally allocable as follows: First, 98% to the limited partners and 2% to the General Partners until (i) the aggregate of all such distributions equals the limited partners' aggregate capital contributions and (ii) the aggregate of all other cash distributions (including operating cash distributions, but excluding distributions in repayment of capital contributions) equals the limited partners' 10% per annum cumulative noncompounded return on their adjusted capital contributions (the "First Level Sale or Refinance Distributions"). Thereafter, cash distributions resulting from a sale or refinancing are generally allocable 85% to the Unitholders and 15% to the General Partners

(the "Second Level Sale or Refinance Distributions"). Income from sales of the Properties is generally allocable in the same manner as cash distributions resulting from such sales, after taking into account the depreciation expense with respect to the Properties sold.

The Subordinated Interests entitle the holders to receive First Level Sale or Refinance Distributions (and corresponding allocations of income on sales), but no allocations of operating income, losses or cash distributions and no allocations of Second Level Sale or Refinance Distributions.

Cash distributions to the partners are recorded in the periods to which they relate for financial reporting purposes. In February 1997, the Partnership paid fourth quarter 1996 distributions of $394,418 which were accrued at December 31, 1996. No distributions were paid in 1995 or 1994.

Revenue Recognition

Rental income is accrued as rents are due.

Fair Value of Financial Instruments

SFAS 107, "Disclosures about Fair Value of Financial instruments," requires the determination of fair value for certain of the Partnership's assets and liabilities. The following methods and assumptions were used to estimate the fair value of those financial instruments included in the following categories:

Cash and Cash Equivalents - The carrying amount approximates fair value based on the liquidity of the assets.

Mortgage Loans Payable (see Note C) - The carrying value approximates fair value based on interest rates available to the Partnership on debt instruments with similar terms.

NOTE B - PROPERTY

Property is comprised of the following at December 31, 1996 and 1995:

                                           1996            1995

Apartment buildings                    $  83,030,825  $  83,030,825
Equipment                                  4,369,974      4,369,974
Land                                      18,053,226     18,053,226
                                         -----------    -----------
                                         105,454,025    105,454,025
Less: Accumulated depreciation           (27,820,368)   (24,616,388)
                                         -----------    -----------
                                       $  77,633,657  $  80,837,637
                                         -----------    -----------
                                         -----------    -----------

The Partnership leases apartments under lease agreements with terms ranging from one to twelve months.


NOTE C - MORTGAGE LOANS PAYABLE

The mortgage loans payable are collateralized by first deeds of trust on the respective Properties and security interests in the equipment contained therein. Detailed information regarding the mortgage loans is set forth below.

                                                                      Final         Monthly     Principal     Estimated
Property Pledged              Obligation    Obligation    Interest    Maturity      Payment     Due During    Balloon
as Collateral                 at 12/31/96   at 12/31/95   Rate        Date          Terms       1997          Payment
                              ----------    ----------    --------    ----------    --------    ----------    ----------
Silver Springs Village
 Tempe, Arizona                 5,500,487     5,592,637        6.50%  12/01/00         38,006       102,052     5,030,000

Rancho del Sol
 Las Vegas, Nevada             11,325,219    11,505,293        8.11%  10/01/19         92,172       195,235           N/A

Sandpebble Village
 Sparks, Nevada                 5,650,644     5,763,581        8.28%  06/01/98         48,828       122,651     5,474,000

Regency Square
 Chamblee, Georgia              8,321,802     8,447,528        8.00%  02/01/01         61,269        88,016     7,732,000

Cameron Creek
 Tempe, Arizona                 6,530,719     6,626,568        8.11%  10/01/19         52,480       103,919           N/A

Harbor Pointe
 Dunwoody, Georgia             13,150,748    13,354,526        7.75%  10/01/19        102,635       220,144           N/A

Pointe West
 Aurora, Colorado               3,138,599     3,208,553        7.61%  03/01/16         25,971        75,394           N/A

Bernardo Crest
 San Diego, California         11,703,952    11,863,211        8.12%  08/01/19         94,221       188,899           N/A
                              -----------   -----------                              --------   -----------
                               65,322,170    66,361,897                               515,582     1,096,310
                              -----------   -----------                              --------   -----------
                              -----------   -----------                              --------   -----------

Interest paid in 1996, 1995 and 1994 was $5,150,209, $5,850,034 and
$6,199,864, respectively.

In February 1994, the Partnership completed a restructuring of the Regency Square mortgage loan pursuant to which the lender wrote down $296,398 of the outstanding principal in exchange for a $633,190 principal payment by the Partnership. No gain or loss was recognized on the debt restructuring; the discount is accounted for as a reduction of interest expense over the new loan term.

Aggregate maturities of mortgage loans payable for each of the five years ending December 31, 2001 and thereafter are as follows:

             1997                                 $  1,096,310
             1998                                    6,584,646
             1999                                    1,146,784
             2000                                    6,266,309
             2001                                    8,999,824
             Thereafter                             41,228,297
                                                    ----------
                                                   $65,322,170
                                                    ----------
                                                    ----------

NOTE D - RELATED PARTY TRANSACTIONS

The Partnership acquired the Properties from affiliates of the Spanos General Partner (the "Sellers"). Under the terms of the acquisitions, the Sellers guaranteed that if the Properties as a group did not meet certain annual net cash flow levels between their acquisition dates and June 30, 1992, then the Sellers would make up any deficiency by periodic cash payments ("Support Payments") to the Partnership. The first $4,500,000 of Support Payments were non-refundable, and the Partnership accounted for them as a reduction of the purchase price of the Properties. The Partnership issued Subordinated Interests in exchange for Support Payments in excess of that amount; however, the Subordinated Interests were cancelable by the Partnership to the extent that the aggregate net cash flow from any of the Properties (treated individually and not collectively) was negative during the guaranty period. The cancellations were also accounted for as a reduction of the purchase price of the Properties.

Support Payments of $11,083,798 accrued to the Partnership based upon the operating results of the Properties from inception of the Partnership through the conclusion of the guaranty. The Partnership issued 26,335 Subordinated Interests (at $250 each) to a Seller in exchange for $6,583,798 of Support Payments in excess of the $4,500,000 non-refundable amount. The Silver Springs property had aggregate negative net cash flow of $537,220; accordingly, the Partnership canceled 2,149 Subordinated Interests.

An affiliate of the Spanos General Partner manages the Apartment Projects. Property management fees totalled $474,158, $458,074 and $432,974 in 1996, 1995 and 1994, respectively. Under the management agreements, the affiliate employs property managers and other on-site personnel, and the Partnership bears the expense for their compensation (including employment taxes and fringe benefits). That expense was approximately $1,301,000, $1,262,000 and $1,193,000 in 1996, 1995 and 1994, respectively. Accruals of $41,315 and $42,142 for property management fees and $104,347 and $107,861 for salary expense reimbursements were outstanding at December 31, 1996 and 1995, respectively.

Under the Partnership Agreement, the Spanos General Partner is entitled to a supervisory management fee and the Bache General Partner is entitled to a special distribution. The fee and distribution are each equal to two percent of the revenues from the Properties. The special distribution is reduced to the extent of reimbursements to the Bache General Partner for certain expenses incurred in the administration of the Partnership. Amounts accrued during the past three years were as follows.

                                              1996       1995     1994

Supervisory management fee                  $316,225  $305,383  $288,650
Special distribution                         260,697   249,855   233,122
Administrative expense reimbursements         55,528    55,528    55,528
                                             -------   -------   -------
                                            $632,450  $610,766  $577,300
                                             -------   -------   -------
                                             -------   -------   -------
Accruals of $159,074 and $155,470 for management fees payable to the General Partners were outstanding at December 31, 1996 and 1995, respectively.

The General Partners deferred payment of a total of $795,432 of supervisory management fees, special distributions and administrative expense reimbursements accrued for the period July 1, 1992 through December 31, 1993. The deferrals were paid in 1995 without interest.

The General Partners' capital account deficit for financial accounting purposes exceeds the amount the General Partners would be obligated to restore if the Partnership were to dissolve.

Prudential Securities Incorporated ("PSI"), an affiliate of the Bache General Partner, owned 4,663 Units at December 31, 1996.

NOTE E - CONTINGENCIES

On or about October 18, 1993 a putative class action, captioned Kinnes et al. v. Prudential Securities Group Inc. et al. (93 Civ. 654) was filed in the United States District Court for the District of Arizona, purportedly on behalf of investors in the Partnership against the Partnership, the Bache General Partner, PSI and a number of other defendants. On or about November 16, 1993, a putative class action captioned Connelly et al. v. Prudential-Bache Securities Inc. et al. (93 Civ. 713) was filed in the United States District Court for the District of Arizona, purportedly on behalf of investors in the Partnership against the Partnership, the Bache General Partner, PSI and a number of other defendants. On or about July 23, 1993 a putative class action, captioned Kahn v. Prudential-Bache Properties, Inc. et al. (Index No. 11867/93) was filed in the Supreme Court of the State of New York, County of New York, purportedly on behalf of investors in the Partnership against the General Partners, PSI, The Prudential Insurance Company of America and certain of their affiliates and officers. The case was subsequently removed to the United States District Court for the Southern District of New York (93 Civ. 5976).

On or about May 11, 1994 a policyholder derivative action and putative class action, captioned Romano et al. v. The Prudential Insurance Company of America et at. (94 Civ.3527), was filed in the United States District Court for the Southern District of New York, purportedly on behalf of policyholders of The Prudential Insurance Company of America ("The Prudential") against The Prudential and PSI as nominal defendants and against certain officers of The Prudential and its affiliates, including the present and former chief executive officers of PSI, and present and former members of The Prudential's board of directors, the Spanos General Partner and certain of its affiliates as defendants. In substance the suit alleged that the wrongful acts of the defendants (essentially the same conspiracy regarding the sales of limited partnership interests alleged in the consolidated complaint discussed below) have resulted in substantial losses to PSI as a consequence of fines and litigation settlements. Because PSI is a wholly owned subsidiary of The Prudential, its losses allegedly diminished the value of plaintiffs' interests in The Prudential as policyholders. The complaint contains counts based upon RICO, intentional and negligent misrepresentation, and unjust enrichment. Plaintiffs sought unspecified compensatory, general, consequential, incidental and punitive damages as well as interest, costs and attorneys' fees. A motion to dismiss the case was filed January 20, 1995 on behalf of The Prudential and the outside directors. On October 2, 1996, The Prudential and PSI entered into a stipulation of settlement with legal counsel representing plaintiffs. By order dated October 16, 1996 the court certified a settlement class, preliminarily approved the class and derivative action settlement agreement and notice, scheduled a hearing on the fairness and adequacy of the settlement and on the application for awards of attorneys' fees and disbursements. Following a hearing on December 4, 1996 the court approved the settlement as being fair, reasonable and adequate and by order dated December 18, 1996, dismissed the case with prejudice as to all the settling defendants.

On or about February 13, 1995 an individual action, captioned Estate of Jean Adams v. Prudential Securities, Inc. et al. (Case No. 1995 CV 00265) was filed in the Court of Common Pleas in Stark County, Ohio against PSI, The Prudential, the General Partners, the Partnership and affiliates of the Spanos General Partner. The action was removed to the United States District Court for the Northern District of Ohio (Eastern Division) on March 15, 1995. Plaintiff alleged misrepresentations, breach of fiduciary duties and civil conspiracy by defendants in connection with the sale of units of the Partnership. Plaintiff sought unspecified damages, including punitive damages.

By order of the Judicial Panel on Multidistrict Litigation dated April 14, 1994, the Kinnes and Kahn cases, by order dated June 8, 1994, the Connelly case, by order dated June 27, 1994, the Romano case, and by order dated April 7, 1995, the Adams case, were transferred to a single judge of the United States District Court for the Southern District of New York and, except for Romano, consolidated for pretrial proceedings under the caption In re Prudential Securities Incorporated Limited Partnerships Litigation (MDL Docket 1005). The Romano case was coordinated for pretrial discovery purposes. On June 8, 1994, plaintiffs in the transferred cases filed a complaint that consolidated the previously filed complaints and named as defendants, among others, PSI, certain of its present and former employees and the General Partners. The Partnership is not named a defendant in the consolidated complaint, but the name of the Partnership is listed as being among the limited partnerships at issue in the case. The consolidated complaint alleges violations of the federal and New Jersey Racketeer Influenced and Corrupt Organizations Act ("RICO") statutes, fraud, negligent misrepresentation, breach of fiduciary duties, breach of third-party beneficiary contracts and breach of implied covenants in connection with the marketing and sales of limited partnership interests. Plaintiffs request relief in the nature of rescission of the purchase of securities and recovery of all consideration and expenses in connection therewith, as well as compensation for lost use of money invested less cash distributions; compensatory damages; consequential damages; treble damages for defendants' RICO violations (both federal and New Jersey); general damages for all injuries resulting from negligence, fraud, breaches of contract, and breaches of duty in an amount to be determined at trial;

disgorgement and restitution of all earnings, profits, benefits, and compensation received by defendants as a result of their unlawful acts; and costs and disbursements of the action. On November 28, 1994 the transferee court deemed each of the complaints in the constituent actions (including Kinnes and Kahn) amended to conform to the allegations of the consolidated complaint. On August 9, 1995 the Bache General Partner, PSI and other Prudential defendants entered into a Stipulation and Agreement of Partial Compromise and Settlement with legal counsel representing plaintiffs in the consolidated actions. The court preliminarily approved the settlement agreement by order dated August 29, 1995 and, following a hearing held November 17, 1995, found that the agreement was fair, reasonable, adequate and in the best interests of the plaintiff class.
The court gave final approval to the settlement, certified a class of purchasers of specific limited partnerships, including the Partnership, released all settled claims by members of the class against the PSI settling defendants and permanently barred and enjoined class members from instituting, commencing or prosecuting any settled claim against the released parties. The full amount due under the settlement agreement has been paid. The consolidated action remains pending against the Spanos General Partner and certain of its affiliates. Although the order approving the partial settlement agreement dismissed the consolidated complaint on the merits and with prejudice as against the PSI settling defendants, it expressly continued the action against all nonsettling defendants, including the Spanos General Partner, and preserved all claims against them. The Partnership is not named a defendant in the consolidated complaint and the action is not expected to have a material effect on the Partnership's financial condition; accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements.

On or about April 15, 1994 a multiparty petition entitled Schreiber, et al. v. Prudential Securities, Inc., et al. (Cause No. 94-17696) was filed in the 189th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partners, PSI, The Prudential Insurance Company of America and a number of other defendants. The Petition alleges common law fraud, fraud in the inducement and negligent misrepresentation in connection with the offering of limited partnership interests and negligence, breach of fiduciary duty, civil conspiracy, and violations of the federal Securities Act of 1933 (sections 11 and 12) and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees. The ultimate outcome of this action as well as the impact on the Partnership cannot presently be determined. Accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements. The General Partners, PSI and the Partnership, where applicable, believe they have meritorious defenses to this complaint and intend to vigorously defend themselves in this action.

The General Partners are presently conducting negotiations regarding a potential auction sale of the Properties in connection with the potential settlement of certain of the litigation described above. There is no assurance that these negotiations will result in an agreement to sell the Properties.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

                                 PART III

Item 10.  Directors and Executive Officers of the Registrant

The Partnership does not have directors or executive officers. The Partnership is managed by the General Partners, which have formed, and may continue to form, other real estate investment entities with investment policies similar to those of the Partnership and which may compete with the Partnership for management services. The Spanos General Partner is a California limited partnership whose general partners are AGS Financial Corporation and A.G. Spanos Realty Capital, Inc. AGS Financial Corporation is the managing general partner of the Spanos General Partner. The directors and executive officers of AGS Financial Corporation and the Bache General Partner who perform services for the Partnership are listed below, together with a brief description of their experience. All have indefinite terms.

AGS Financial Corporation is owned by Dean A. Spanos, Barry L. Ruhl, Michael A. Spanos, Dea Spanos and a Spanos family trust. Dean A. Spanos, Michael A. Spanos and Dea Spanos are children of Alex G. Spanos, Chairman of the Board of AGS Financial Corporation. Barry L. Ruhl is a son-in-law of Alex G. Spanos. There are no other family relationships among the directors and executive officers of AGS Financial Corporation or the Bache General Partner.

The General Partners and their directors and executive officers, and any persons holding more than ten percent of the Partnership's Units are required to report their initial ownership of such units and any subsequent changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Such executive officers, directors and greater than ten percent Unitholders are required by Securities and Exchange Commission regulations to furnish the Partnership with copies of all Forms 3, 4 and 5 they file. All of these filing requirements were satisfied on a timely basis. In making the disclosures, the Partnership has relied solely on written representations of the General Partners' directors and executive officers and greater than ten percent Unitholders or copies of the reports that they have filed with the Securities and Exchange Commission during and with respect to its most recent fiscal year.

                         AGS FINANCIAL CORPORATION
             Name                                       Position

        Alex G. Spanos                          Chairman of the Board

        Dean A. Spanos                     Vice Chairman and Director

        Barry L. Ruhl                                        Director

        Michael A. Spanos                                    Director

        Arthur J. Cole                         President and Director

        Jeremiah T. Murphy               Executive Vice President and
                                              Chief Financial Officer

ALEX G. SPANOS, age 73 has been Chairman of the Board of AGS Financial Corporation since its founding in 1981. In addition, he serves as Chairman of the Board or President of each of the other Spanos companies and owns a controlling interest in the San Diego Chargers, a professional football team. Mr. Spanos founded the combined Spanos organizations in the early 1960's and has been the driving force behind the development of approximately 50,000 apartments and over 3 million square feet of office space. Mr. Spanos maintains close contact with the key executives of each of his companies and lends his judgment and experience to all major land acquisitions, development and property financing decisions, and the investment activities of AGS Financial Corporation. Mr. Spanos attended the University of the Pacific.

DEAN A. SPANOS, age 46, has been Vice Chairman and a Director of AGS Financial Corporation since its founding in 1981. He is the chief operating officer of the property development and management companies within the Spanos organization, responsible for land acquisitions, financing construction and property sales. Mr. Spanos holds a bachelor's degree in business administration from the University of the Pacific.

MICHAEL A. SPANOS, age 37, has served as a Director of AGS Financial Corporation since its founding in 1981. He is Executive Vice President of A.G. Spanos Construction, Inc. He holds a bachelor's degree from the University of the Pacific.

BARRY L. RUHL, age 45, has been a Director of AGS Financial Corporation since its founding in 1981. He is Executive Vice President of A.G. Spanos Construction, Inc. He holds a D.D.S. from the University of the Pacific Dental School.

ARTHUR J. COLE, age 42, has served as President of AGS Financial
Corporation since August 1990 and as a director since 1986. He joined AGS Financial Corporation in 1983. He holds a bachelor's degree from Golden Gate University.

JEREMIAH T. MURPHY, age 52, has served as an Executive Vice President of AGS Financial Corporation and is the Chief Financial Officer for all the A.G. Spanos Companies. He has been employed by the Spanos companies since 1983. Prior to joining the Spanos companies he was a partner with the accounting firm, Bowman & Company, which he joined in 1970. Mr. Murphy is a Certified Public Accountant and a graduate of Bernard Baruch College.

                     PRUDENTIAL-BACHE PROPERTIES, INC.

        Name                                                 Position

        Thomas F. Lynch, III               President, Chief Executive
                                       Officer, Director and Chairman
                                            of the Board of Directors

        Barbara J. Brooks                Vice President - Finance and
                                              Chief Financial Officer

        Eugene D. Burak                                Vice President

        Chester A. Piskorowski                  Senior Vice President

        Frank W. Giordano                                    Director

        Nathalie P. Maio                                     Director

THOMAS F. LYNCH, III, age 38, is the President, Chief Executive Officer, Chairman of the Board of Directors and a Director of the Bache General Partner. He is a Senior Vice President of Prudential Securities Incorporated ("PSI"), an affiliate of the Bache General Partner. Mr. Lynch also serves in various capacities for other affiliated companies. Mr. Lynch joined PSI in November 1989.

BARBARA J. BROOKS, age 48, is the Vice President-Finance and Chief Financial Officer of the Bache General Partner. She is a Senior Vice President of PSI. Ms. Brooks also serves in various capacities for other affiliated companies. She has held several positions within PSI since 1983. Ms. Brooks is a certified public accountant.

EUGENE D. BURAK, age 51, is a Vice President of the Bache General Partner. He is a First Vice President of PSI. Prior to joining PSI in September 1995, he was a management consultant for three years and was with Equitable Capital Management Corporation from March 1990 to May 1992. Mr. Burak is a certified public accountant.

CHESTER A. PISKOROWSKI, age 53, is a Senior Vice President of the Bache General Partner. He is a Senior Vice President of PSI and is the Senior Manager of the Specialty Finance Asset Management area. Mr. Piskorowski has held several positions within PSI since April 1972. Mr. Piskorowski is a member of the New York and Federal Bars.

FRANK W. GIORDANO, age 54, is a Director of the Bache General Partner. He is a Senior Vice President of PSI and Executive Vice President and General Counsel of Prudential Mutual Fund Management, LLC, an affiliate of PSI. Mr. Giordano also serves in various capacities for other affiliated companies. He has been with PSI since July 1967.

NATHALIE P. MAIO, age 46, is a Director of the Bache General Partner. She is a Senior Vice President and Deputy General Counsel of PSI and supervises non-litigation legal work for PSI. She joined PSI's Law Department in 1983; presently, she also serves in various capacities for other affiliated companies.


Item 11.  Executive Compensation

The Partnership is not required to and did not pay remuneration to the officers and directors of the General Partners. Certain officers and directors of the General Partners receive compensation from the General Partners and/or their affiliates (but not from the Partnership) for services performed for various affiliated entities, which may include services performed for the Partnership; however, the General Partners believe that any compensation attributable to services performed for the Partnership is immaterial. See Item 13, "Certain Relationships and Related Transactions," for a discussion of compensation and fees to which the General Partners and their affiliates are entitled.


Item 12.  Security Ownership of Certain Beneficial Owners and Management

No Unitholder is known by the Partnership to own beneficially more than 5% of the outstanding Units. The percentage of outstanding Units held by all directors and officers of the General Partners is less than 1%.

The Partnership has issued 48,513 Subordinated Interests (of which 46,364 remain outstanding at March 3, 1997) to affiliates of the Spanos General Partner, all of which Subordinated Interests are beneficially owned by members of the Spanos family, certain of whom are directors and officers of the general partners of the Spanos General Partner.

As of March 3, 1997, the individual directors and the directors and officers, as a group, of AGS Financial Corporation and A.G. Spanos Realty Capital, Inc., the general partners of the Spanos General Partner, beneficially owned shares of the common stock of AGS Financial Corporation and A.G. Spanos Realty Capital, Inc. as follows:

                                  AGS Financial         A.G. Spanos
                                   Corporation          Realty, Inc.
Name                          Shares  % of Class  Shares % of Class

Alex G. Spanos                       -0-        -0-        20       100%
Dean A. Spanos                      1,000       10%
Barry L. Ruhl                       1,000       10%
Michael A. Spanos                   1,000       10%
All directors and officers
as a group (8 persons)              9,000(1)    90%        20       100%

(1) These amounts include shares beneficially owned by virtue of certain beneficial interests in a Spanos family trust which owns 6,000 shares (60%) of the shares of AGS Financial Corporation.


Item 13.  Certain Relationships and Related Transactions

The General Partners and their affiliates are permitted to engage in transactions with the Partnership as described in the Partnership
Agreement.

The General Partners and certain affiliates thereof have, during the Partnership's year ended December 31, 1996, earned or received compensation or payments for services from the Partnership as follows.

                     Capacity in            Form of          Cash
    Recipient        Which Served         Compensation     Compensation

Spanos General    General Partner      Supervisory                 $316,225
  Partner                               Management Fee(1)

Bache General     General Partner      Special                      260,697
  Partner                                Distribution(2)

A.G. Spanos       Property Manager      Property                    474,158
  Management Inc.                       Management Fees(3)

General Partners  General Partners   Cash from Operations(4)         31,560

Bache General     General Partner           Expense                  55,528
  Partner                                Reimbursements

(1) Supervisory Property Management Fee for supervising the management of the Properties equal to 2% of gross receipts from the Properties.

(2) Special Distribution for services in managing and administering the Partnership equal to 2% of gross receipts from the Properties, reduced to the extent of reimbursements, if any, for certain expenses incurred in the administration of the Partnership.

(3) Property Management Fees for property management services equal to 3% of gross receipts from the Properties.

(4) Cash from Operations equal to 2% of Adjusted Cash from Operations remaining after payment of the Special Distribution.

                                  PART IV

Item 14.  Exhibits, Financial Statement Schedules, and Reports on Form 8-K

   (a)(1) Financial Statements:

          See Index to Financial Statements and Schedule on page 14.

       (2)Financial Statement Schedule:

          III.Real Estate and Accumulated Depreciation, page __.

          All other schedules have been omitted because they are inapplicable or not required, or the information is included in the financial statements or notes thereto.


           Exhibits

            4(a) Certificate of Limited Partnership of Registrant as
                 filed with the Secretary of State of Delaware, incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-11, File No. 33-22613, filed with the Securities and Exchange Commission on October 14, 1988.

            4(b) Amendment to Certificate of Limited Partnership of
                 Registrant as filed with the Secretary of State of Delaware, incorporated by reference to Exhibit 4(b) to Amendment No. 1 to Registration Statement on Form S-11, File No. 33-22613, filed with the Securities and Exchange Commission on October 14, 1988.

            4(c) Amended and Restated Agreement of Limited Partnership of
                 Registrant, incorporated by reference to Exhibit 4(c) to Amendment No. 1 to Registration Statement on Form S-11, File No. 33-22613, filed with the Securities and Exchange Commission on October 14, 1988.

            4(d) Amendments No. 1 through 7 dated November 21, and
                 December 30, 1988 and January 31, February 28, March 31, April 28, and May 31, 1989 to the Amended and Restated Agreement of Limited Partnership of Registrant, incorporated by reference to Exhibit 4(d) to Post-Effective Amendment No. 1 to Registration Statement on Form S-11, File No. 33-22613, filed with the Securities and Exchange Commission on June 30, 1989.

         4(e) Amendments No. 8 through 14 dated June 30, August 11 and 31, September 29, October 31, and December 1 and 22, 1989 to the Amended and Restated Agreement of Limited Partnership of Registrant, incorporated by reference to
                Exhibit 4(e) to Annual Report on Form 10-K, File No. 0-17683, filed with the Securities and Exchange Commission on March 28, 1991.

           27   Financial Data Schedule (filed herewith)

   (b)   Reports on Form 8-K:

       There were no reports on Form 8-K filed during the last quarter of the period covered by this Report.

                                SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I (Registrant)

By: Prudential-Bache Properties, Inc.
    A Delaware corporation, General Partner

    By: /s/Thomas F. Lynch, III                     Date: March 31, 1997
        ---------------------------------------
        Thomas F. Lynch, III
        Chairman of the Board of Directors and Director


Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Registrant in the capacities (with respect to the General Partners) and on the dates indicated.

By: Prudential-Bache Properties, Inc.
    A Delaware corporation, General Partner

    By: /s/Thomas F. Lynch, III                     Date: March 31, 1997
        ---------------------------------------
        Thomas F. Lynch, III
        Chairman of the Board of Directors and Director
        (Principal Executive Officer)

    By: /s/Barbara J. Brooks                        Date: March 31, 1997
        ---------------------------------------
       Barbara J. Brooks
       Vice President-Finance and Chief Financial Officer
       (Principal Financial Officer)

    By: /s/Nathalie P. Maio                         Date: March 31, 1997
        ---------------------------------------
       Nathalie P. Maio
       Director

                                SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I (Registrant)

By:     A.G. Spanos Realty Partners, L.P.
        General Partner

        By: AGS Financial Corporation, a general partner

            By: /s/Arthur J. Cole                   Date: March 31, 1997
                -------------------------------
                Arthur J. Cole
                President
                (Principal Accounting Officer)

        By: A.G. Spanos Realty Capital, Inc., a general partner

            By: /s/Arthur J. Cole                   Date: March 31, 1997
                -------------------------------
                Arthur J. Cole
                Vice President

AGS DEPOSITORY CORP. (Registrant as to the issuance of Depository Receipts with respect to the Assigned Limited Partnership Interests)


        By: /s/Arthur J. Cole                       Date: March 31, 1997
            -------------------------------
            Arthur J. Cole
            Vice President

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following person on behalf of the Registrant in the capacities (with respect to the General Partners) and on the dates indicated.

By: A.G. Spanos Realty Partners, L.P.
    General Partner

    By:  AGS Financial Corporation, a general partner

    By:  /s/Alex G. Spanos                          Date:  March 31, 1997
          ----------------------------------
         Alex G. Spanos
         Chairman of the Board of Directors

    By:  /s/Dean A. Spanos                          Date:  March 31, 1997
          ----------------------------------
         Dean A. Spanos
         Vice Chairman and Director

    By:  /s/Michael A. Spanos                       Date:  March 31, 1997
          ----------------------------------
         Michael A. Spanos
         Director

    By:  /s/Barry L. Ruhl                           Date:  March 31, 1997
          ----------------------------------
         Barry L. Ruhl
         Director

    By:  /s/Arthur J. Cole                          Date:  March 31, 1997
          ----------------------------------
         Arthur J. Cole
         President and Director
         (Principal Executive Officer)

    By:  /s/Jeremiah T. Murphy                      Date:  March 31, 1997
          ----------------------------------
         Jeremiah T. Murphy
         Executive Vice President and Chief Financial Officer
         (Principal Financial and Accounting Officer)

                                SIGNATURES

By:  A.G. Spanos Realty Capital, Inc., a general partner

    By:  /s/Alex G. Spanos                          Date:  March 31, 1997
          ----------------------------------
         Alex G. Spanos
         President and Director (Principal Executive Officer)

    By:  /s/Dean A. Spanos                          Date:  March 31, 1997
          ----------------------------------
         Dean A. Spanos
         Executive Vice President and Director

    By:  /s/Michael A. Spanos                       Date:  March 31, 1997
          ----------------------------------
         Michael A. Spanos
         Executive Vice President and Director

    By:  /s/Barry L. Ruhl                           Date:  March 31, 1997
          ----------------------------------
         Barry L. Ruhl
         Executive Vice President and Director

    By:  /s/Jeremiah T. Murphy                      Date:  March 31, 1997
          ----------------------------------
         Jeremiah T. Murphy
         Vice President (Principal Financial and Accounting Officer)

AGS Depository Corp.

    By:  /s/Alex G. Spanos                          Date:  March 31, 1997
          ----------------------------------
         Alex G. Spanos
         Director, President and Chief Financial Officer
         (Principal Executive, Financial and Accounting Officer)

    By:  /s/Dean A. Spanos                          Date:  March 31, 1997
          ----------------------------------
         Dean A. Spanos
         Director

    By:  /s/Jeremiah T. Murphy                      Date:  March 31, 1997
          ----------------------------------
         Jeremiah T. Murphy
         Director

              PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                            (A LIMITED PARTNERSHIP)

                                 SCHEDULE III
                   REAL ESTATE AND ACCUMULATED DEPRECIATION
                              December 31, 1996

Column A                       Column B             Column C                  Column D              Column E   Column F   Column G

                                               Costs Capitalized  Gross Amount at which Carried at
                             Initial Cost to     Subsequent to            Close of Period
                              Partnership        Acquisition             Notes 2, 3 and 5
                                                                                                  Accumulated
                                     Bldgs &           Carrying            Buildings &    Total      Depr.     Date of      Date
Description (Note 1)        Land     Equip       Imps   Cost       Land     Equipment     Note 2   (Note 4)  Construction Acquired
---------------------       ----     ------      -----  ----       ----     ---------     ------     ------  ------------ --------

Silver Springs Village   1,842,000  6,977,200      -0-     -0-   1,417,226  6,380,215   7,797,441  2,194,957     1985     11/18/88
Tempe, Arizona

Rancho del Sol           3,019,000 17,919,645      -0-     -0-   2,358,000 18,007,683  20,365,683  5,899,767     1988     12/30/88
Las Vegas, Nevada

Sandpebble Village       1,409,000  8,615,000      -0-     -0-   1,055,000  8,418,056   9,473,056  2,766,059     1983     12/30/88
Sparks, Nevada

Regency Square           2,623,000 12,776,000      -0-     -0-   2,115,000 12,730,384  14,845,384  4,138,185     1988     01/31/89
Chamblee, Georgia

Cameron Creek            1,950,000  8,270,400      -0-     -0-   1,601,000  8,195,184   9,796,184  2,617,815     1988     03/31/89
Tempe, Arizona

Harbor Pointe            3,845,000 16,896,000      -0-     -0-   3,147,000 16,777,942  19,924,942  5,212,537     1988     06/30/89
Dunwoody, Georgia

Bernardo Crest           6,337,000 12,901,000      -0-     -0-   5,670,000 12,808,626  18,478,626  3,756,593     1988     12/04/89
San Diego, California

Pointe West                885,000  4,226,000      -0-     -0-     690,000  4,082,709   4,772,709  1,234,455     1985     09/29/89
Aurora, Colorado
                        ---------- ----------      ---     ---  ---------- ----------  ---------- ----------
                        21,910,000 88,581,245      -0-     -0-  18,053,226 87,400,799 105,454,025 27,820,368
                        ---------- ----------      ---     ---  ---------- ----------  ---------- ----------
                        ---------- ----------      ---     ---  ---------- ----------  ---------- ----------

See notes.

              PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                        ( A Limited Partnership)

                          NOTES TO SCHEDULE III
              REAL ESTATE AND ACCUMULATED DEPRECIATION


Note 1 - See description of mortgage notes payable in note C of the Notes to Financial Statements. Depreciable property is depreciated over useful lives of 7 to 27.5 years.

Note 2 - Reconciliation of real
 estate:                              1996         1995         1994

Balance at beginning of period    $105,454,025 $105,454,025 $105,454,025

Deductions during period:
 Payments received under cash
 flow guaranty adjustment                  -0-          -0-          -0-
                                  ------------ ------------ ------------
Balance at close of period         105,454,025  105,454,025  105,454,025
                                  ------------ ------------ ------------
                                  ------------ ------------ ------------

The sellers guaranteed that if the Properties do not meet certain targeted net cash flow levels between their acquisition dates and June 30, 1992, then the sellers would make payments necessary to meet those targets. Nonrefundable payments of $4,500,000 received under the guaranty are accounted for as an adjustment to the purchase prices of
the Properties.   Payments totalling $537,220 received under the cash
flow guaranty contribution are also accounted for as an adjustment to the purchase price of the Properties. Amounts shown as initial cost to Partnership on the accompanying schedule do not reflect such cash flow guaranty adjustments.


Note 3 - The aggregate cost of real estate for federal income tax purposes is $105,454,025.

Note 4 - The Partnership acquired the Properties from affiliates of the Spanos General Partner. The |amount of affiliate profit included in the amounts in column E is approximately $14,004,000.

Note 5 - Reconciliation of            1996         1995         1994
 accumulated depreciation:
                                    24,616,388   20,988,800   17,338,280
Balance at beginning of period
Additions during period:             3,203,980    3,627,588    3,650,520
 Depreciation                     ------------ ------------ ------------
                                    27,820,368   24,616,388   20,988,800
                                  ------------ ------------ ------------
                                  ------------ ------------ ------------

                                                                       EXHIBIT C

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 10-Q

(Mark One)

/X/QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
   SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 1997

                                       OR

/ /TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
   SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to _________

Commission File Number: 0-17683

              PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
-----------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

Delaware                                                         94-3069380
-----------------------------------------------------------------------------
(State or other jurisdiction of         I.R.S. Employer Identification No.)
incorporation or organization)

1341 West Robinhood, B-9, Stockton, CA                                95207
-----------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip code)

Registrant's telephone number, including area code (209) 478-0140

                                      N/A
-----------------------------------------------------------------------------
   Former name, former address and former fiscal year, if changed since last report

Indicate by check CK whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirement for the past 90 days.   Yes _CK_  No__

                               TABLE OF CONTENTS

                                                                PAGE
                                                               ------
Part I.  Financial Information

Item 1:  Balance Sheets - March 31, 1997 and
         December 31, 1996 . . . . . . . . . . . . . . . . .      3

         Statements of operations for the three months ended
         March 31, 1997 and 1996 . . . . . . . . . . . . . .      4

         Statement of changes in partners' equity (deficit)
         for the three months ended March 31, 1997 . . . . .      5

         Statements of cash flows for the three months
         ended March 31, 1997 and 1996 . . . . . . . . . . .      6

         Notes to Financial Statements . . . . . . . . . . .      7

Item 2:  Management's Discussion and Analysis of Financial
         Condition and Results of Operations   . . . . . . .     12


Part II.  Other Information . . . . . . . . . . . . . . . . .    13

           PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                          (A Limited Partnership)

                               BALANCE SHEETS
                                (Unaudited)

                                                    March 31,  December 31,
                                                      1997         1996
                                                   ----------   ----------
                     ASSETS
Property, net                                     $76,877,447  $77,633,657
Cash and cash equivalents                           4,300,568    3,946,802
Other assets (net of accumulated amortization
 of $1,281,901 and $1,276,744, respectively)          434,614      420,690
                                                   ----------   ----------
                                                  $81,612,629  $82,001,149
                                                   ----------   ----------
                                                   ----------   ----------


   LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

Liabilities:
Mortgage loans payable                            $65,046,212  $65,322,170
Accounts payable                                      796,264      603,086
Accounts payable, affiliate                           200,138      200,389
Accrued distributions                                 394,418      394,418
Accrued interest                                      429,489      428,040
Unearned rent and tenant deposits                     549,463      553,085
                                                   ----------   ----------
                                                   67,415,984   67,501,188
                                                   ----------   ----------
Partners' equity (deficit):
Limited partners' equity (316,828 units
  authorized and outstanding)                       6,632,029    6,929,279
Subordinated limited partners' equity (46,364 units
  authorized and outstanding)                       8,878,175    8,878,175
General partners' deficit                          (1,313,559)  (1,307,493)
                                                   ----------   ----------
                                                   14,196,645   14,499,961
                                                   ----------   ----------
                                                  $81,612,629  $82,001,149
                                                   ----------   ----------
                                                   ----------   ----------

See notes to financial statements.

           PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                          (A Limited Partnership)

                          STATEMENTS OF OPERATIONS
              For the three months ended March 31, 1997 and 1996
                                (Unaudited)

                                                      1997         1996
                                                   ----------   ----------
Revenues:
 Rental                                           $ 4,003,273  $ 3,935,491
 Interest                                              32,021       24,982
                                                   ----------   ----------
                                                    4,035,294    3,960,473
                                                   ----------   ----------
Expenses:
 Property operating expenses                        1,327,288    1,335,349
 Property taxes                                       264,749      267,811
 Property management fees to affiliates               119,817      117,142
 General and administrative expense                    37,230       38,625
 Interest expense                                   1,278,768    1,294,298
 Management fees to General Partners                  160,130      157,420
 Depreciation                                         756,210      800,995
                                                   ----------   ----------
                                                    3,944,192    4,011,640
                                                   ----------   ----------
Net income (loss)                                 $    91,102  $   (51,167)
                                                   ----------   ----------
                                                   ----------   ----------

Net income (loss) allocated to General Partners   $     1,822  $    (1,023)
                                                   ----------   ----------
                                                   ----------   ----------
Net income (loss) allocated to Limited Partners   $    89,280  $   (50,144)
                                                   ----------   ----------
                                                   ----------   ----------
Net income (loss) allocated to Subordinated
 Limited Partners                                 $       -0-  $       -0-
                                                   ----------   ----------
                                                   ----------   ----------
Net income (loss) per unit of limited partnership
 interest                                         $      0.28  $     (0.16)
                                                   ----------   ----------
                                                   ----------   ----------

See notes to financial statements.

           PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                          (A Limited Partnership)

             STATEMENT OF CHANGES IN PARTNERS' EQUITY (DEFICIT)
                  For the three months ended March 31, 1997
                                (Unaudited)

                                                   Subordinated
                                        Limited      Limited      General
                            Total      Partners     Partners     Partners
                         ----------   ----------   ----------   ----------
Partners' equity
  (deficit)-
  December 31, 1996     $14,499,961  $ 6,929,279  $ 8,878,175  $(1,307,493)

Net income                   91,102       89,280          -0-        1,822

Distributions              (394,418)    (386,530)         -0-       (7,888)
                         ----------   ----------   ----------   ----------
Partners' equity
  (deficit)-
  March 31, 1997        $14,196,645  $ 6,632,029  $ 8,878,175  $(1,313,559)
                         ----------   ----------   ----------   ----------
                         ----------   ----------   ----------   ----------

See notes to financial statements.

           PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS L.P., I
                          (A Limited Partnership)

                          STATEMENTS OF CASH FLOWS
              For the three months ended March 31, 1997 and 1996
                                (Unaudited)

                                                      1997         1996
                                                   ----------   ----------
Cash flows from operating activities:
Net income (loss)                                 $    91,102  $   (51,167)
                                                   ----------   ----------
 Adjustments to reconcile net income (loss) to
 net cash provided by operating activities:
   Depreciation                                       756,210      800,995
   Amortization of loan fees included in
    interest expense                                    5,157        5,157
   Change in other assets                             (19,081)     (18,779)
   Change in accrued liabilities                      194,627      209,414
   Change in accounts payable, affiliate                 (251)      (1,217)
   Change in unearned rent and tenant deposits         (3,622)      (1,457)
                                                   ----------   ----------
    Total adjustments                                 933,040      994,113
                                                   ----------   ----------
Net cash provided by operating activities           1,024,142      942,946
                                                   ----------   ----------

Cash flows from financing activities:
 Mortgage loan principal amortization                (275,958)    (259,557)
 Distributions to partners                           (394,418)         -0-
                                                   ----------   ----------
Net cash used in financing activities                (670,376)    (259,557)
                                                   ----------   ----------
Net increase in cash and cash equivalents             353,766      683,389
Cash and cash equivalents, beginning of period      3,946,802    3,262,675
                                                   ----------   ----------
Cash and cash equivalents, end of period          $ 4,300,568  $ 3,946,064
                                                   ----------   ----------
                                                   ----------   ----------

See notes to financial statements.

             PRUDENTIAL-BACHE/A. G. SPANOS REALTY PARTNERS L.P., I
                            (A Limited Partnership)
                    NOTES TO FINANCIAL STATEMENTS(Unaudited)

NOTE A - FINANCIAL STATEMENT PREPARATION

The March 31, 1997 financial statements have been prepared without audit. In the opinion of management, the financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Partnership's financial position, results of operations and cash flows. The operating results for the three months ended March 31, 1997 may not necessarily be indicative of the results expected for the full year.

Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted. These financial statements must be read in conjunction with the financial statements and notes thereto included in the Partnership's annual report for the year ended December 31, 1996.

NOTE B - PROPERTY

Property is comprised of the following:

                                     March 31,1997     December 31, 1996
                                     -----------------------------------
Apartment buildings                  $ 83,030,825        $ 83,030,825
Equipment                               4,369,974           4,369,974
Land                                   18,053,226          18,053,226
                                      -----------         -----------
                                      105,454,025         105,454,025
Less: Accumulated depreciation        (28,576,578)        (27,820,368)
                                      -----------         -----------
                                      $ 76,877,447        $ 77,633,657
                                      -----------         -----------
                                      -----------         -----------

NOTE C - RELATED PARTY TRANSACTIONS

Set forth below are the fees and other amounts relating to transactions between the Partnership and the General Partners and their affiliates for the three months ended March 31, 1997 and 1996.


                                                 1997           1996
                                               -----------------------
Expensed to the General Partners:
 Supervisory management fee                   $ 80,065       $ 78,710
 Special distribution                           66,230         64,875
 Administrative expense reimbursements          13,835         13,835
                                               -------        -------
                                              $160,130       $157,420
                                               -------        -------
                                               -------        -------

Expensed to A.G. Spanos Management, Inc.:
  Property management fees                    $119,817       $117,142
                                               -------        -------
                                               -------        -------

Accruals of $40,008 and $41,315 for property management fees and $160,130 and $159,074 for General Partner fees were outstanding at March 31, 1997 and December 31, 1996, respectively. The General Partners' capital account deficit for financial accounting purposes exceeds the amount the General Partners would be obligated to restore if the Partnership were to dissolve.

Prudential Securities Incorporated ("PSI"), an affiliate of the Bache General Partner, owned 4,663 Units at March 31, 1997.

NOTE D - CONTINGENCIES

On or about October 18, 1993 a putative class action, captioned Kinnes et al. v. Prudential Securities Group Inc. et al. (93 Civ. 654) was filed in the United States District Court for the District of Arizona, purportedly on behalf of investors in the Partnership against the Partnership, the Bache General Partner, PSI and a number of other defendants. On or about November 16, 1993, a putative class action captioned Connelly et al. v. Prudential-Bache Securities Inc. et al. (93 Civ. 713) was filed in the United States District Court for the District of Arizona, purportedly on behalf of investors in the Partnership against the Partnership, the Bache General Partner, PSI and a number of other defendants. On or about July 23, 1993 a putative class action, captioned Kahn v. Prudential-Bache Properties, Inc. et al. (Index No. 11867/93) was filed in the Supreme Court of the State of New York, County of New York, purportedly on behalf of investors in the Partnership against the General Partners, PSI, The Prudential Insurance Company of America and certain of their affiliates and officers. The case was subsequently removed to the United States District Court for the Southern District of New York (93 Civ. 5976).

On or about February 13, 1995 an individual action, captioned Estate of Jean Adams v. Prudential Securities, Inc. et al. (Case No. 1995 CV 00265) was filed in the Court of Common Pleas in Stark County, Ohio against PSI, The Prudential, the General Partners, the Partnership and affiliates of the Spanos General Partner. The action was removed to the United States District Court for the Northern District of Ohio (Eastern Division) on March 15, 1995. Plaintiff alleged misrepresentations, breach of fiduciary duties and civil conspiracy by defendants in connection with the sale of units of the Partnership. Plaintiff sought unspecified damages, including punitive damages.

By order of the Judicial Panel on Multidistrict Litigation dated April 14, 1994, the Kinnes and Kahn cases, by order dated June 8, 1994, the Connelly case, and by order dated April 7, 1995, the Adams case, were transferred to a single judge of the United States District Court for the Southern District of New York and consolidated for pretrial proceedings under the caption In re Prudential Securities Incorporated Limited Partnerships Litigation (MDL Docket 1005). On June 8, 1994, plaintiffs in the transferred cases filed a complaint that consolidated the previously filed complaints and named as defendants, among others, PSI, certain of its present and former employees and the General Partners. The Partnership is not named a defendant in the consolidated complaint, but the name of the Partnership is listed as being among the limited partnerships at issue in the case. The consolidated complaint alleges violations of the federal and New Jersey Racketeer Influenced and Corrupt Organizations Act ("RICO") statutes, fraud, negligent misrepresentation, breach of fiduciary duties, breach of third- party beneficiary contracts and breach of implied covenants in connection with the marketing and sales of limited partnership interests. Plaintiffs request relief in the nature of rescission of the purchase of securities and recovery of all consideration and expenses in connection therewith, as well as compensation for lost use of money invested less cash distributions; compensatory damages; consequential damages; treble damages for defendants' RICO violations (both federal and New Jersey); general damages for all injuries resulting from negligence, fraud, breaches of contract, and breaches of duty in an amount to be determined at trial; disgorgement and restitution of all earnings, profits, benefits, and compensation received by defendants as a result of their unlawful acts; and costs and disbursements of the action. On November 28, 1994 the transferee court deemed each of the complaints in the constituent actions (including Kinnes and Kahn) amended to conform to the allegations of the consolidated complaint. On August 9, 1995 the Bache General Partner, PSI and other Prudential defendants entered into a Stipulation and Agreement of Partial Compromise and Settlement with legal counsel representing plaintiffs in the consolidated actions. The court preliminarily approved the settlement agreement by order dated August 29, 1995 and, following a hearing held November 17, 1995, found that the agreement was fair, reasonable, adequate and in the best interests of the plaintiff class. The court gave final approval to the settlement, certified a class of purchasers of specific limited partnerships, including the Partnership, released all settled claims by members of the class against the PSI settling defendants and permanently barred and enjoined class members from instituting, commencing or prosecuting any settled claim against the released parties. The full amount due under the settlement agreement has been paid. The consolidated action remains pending against the Spanos General Partner and certain of its affiliates. Although the order approving the partial settlement agreement dismissed the consolidated complaint on the merits and with prejudice as against the PSI settling defendants, it expressly continued the action against all nonsettling defendants, including the Spanos General Partner, and preserved all claims against them. The Partnership is not named a defendant in the consolidated complaint and the action is not expected to have a material effect on the Partnership's financial condition; accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements.

On May 12, 1997, the Spanos General Partner and certain of its affiliates entered into a Stipulation of Settlement with legal counsel representing the plaintiff class in the consolidated actions. The settlement contemplates, among other things, the sale of all of the Partnership Properties at public auction and the subsequent liquidation and dissolution of the Partnership. If the settlement agreement is preliminarily approved by the Court, detailed information about the proposed auction sale and other terms of the settlement will be sent to the Limited Partners with proxy solicitation materials seeking the Limited Partners' consent to the auction sale. The settlement agreement contains numerous conditions and must be finally approved by the Court at a fairness hearing at which Limited Partners and other interested parties will have an opportunity to be heard. There can be no assurance that the conditions to implementation of the settlement will be satisfied.

On or about April 15, 1994 a multiparty petition entitled Schreiber, et al.
v. Prudential Securities, Inc., et al. (Cause No. 94-17696) was filed in the 189th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partners, PSI, The Prudential Insurance Company of America and a number of other defendants. The Petition alleges common law fraud, fraud in the inducement and negligent misrepresentation in connection with the offering of limited partnership interests and negligence, breach of fiduciary duty, civil conspiracy, and violations of the federal Securities Act of 1933 (sections 11 and 12) and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees. Most of the plaintiffs have released their claims against the defendants in exchange for monetary payments by PSI. It is expected that the remaining claims will be resolved by PSI at no cost to the Partnership. Accordingly, no provision for any loss that may result upon resolution of this matter has been made in the accompanying financial statements.

NOTE E - SUBSEQUENT EVENT

The Partnership paid accrued first quarter cash distributions of $386,530 to the Unitholders and $7,888 to the General Partners in May 1997.

Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations

Capital Resources and Liquidity

The Partnership had cash of $4,301,000 at March 31, 1997. There are no proposed programs for renovation, improvement or development of the Properties other than maintenance and repairs (including major repairs) in the ordinary course which will be paid from operations, and the Partnership's liquidity position is considered satisfactory.

The Partnership's operating activities provided cash of $1,024,000 in the first quarter of 1997, of which $172,000 reflects timing differences related to current assets and liabilities. Of the balance, $276,000 was applied to scheduled principal amortization on the Partnership's mortgage debt, $394,000 was paid in cash distributions, and $182,000 was retained.

The Partnership resumed paying distributions in May 1996. Distributions had been suspended following the second quarter of 1992. Future distributions will be dependent on the operations of the Partnership.

On May 12, 1997, the Spanos General Partner and certain of its affiliates entered into a Stipulation of Settlement with legal counsel representing the plaintiff class in the consolidated actions. The settlement contemplates, among other things, the sale of all of the Partnership Properties at public auction and the subsequent liquidation and dissolution of the Partnership. If the settlement agreement is preliminarily approved by the Court, detailed information about the proposed auction sale and other terms of the settlement will be sent to the Limited Partners with proxy solicitation materials seeking the Limited Partners' consent to the auction sale. The settlement agreement contains numerous conditions and must be finally approved by the Court at a fairness hearing at which Limited Partners and other interested parties will have an opportunity to be heard. There can be no assurance that the conditions to implementation of the settlement will be satisfied.

Results of Operations

Rental revenue was $4,003,000 for the first three months of 1997, an increase of 1.7% over the same period last year, primarily due to increased effective rental rates. Average occupancy was 94.5% for the first three months of 1997 compared to 94.8% for the same period last year.

Property operating expenses were $1,327,000 for the first three months of 1997, virtually unchanged from the comparable period last year. Property management fees, which are 3% of property revenue, increased with the increase in revenue. Depreciation expense declined $45,000 because certain personal property assets became fully depreciated in 1996.

                          PART II.  OTHER INFORMATION

Item 1.  Legal Proceedings

This information is incorporated by reference to Note D to the financial statements filed herewith in Item 1 of Part I of the Partnership's Quarterly Report.

Item 2.  Changes in Securities

(None)

Item 3.  Defaults Upon Senior Securities

(None)

Item 4.  Submission of Matters to a Vote of Security Holders

(None)

Item 5.  Other Information

Thomas F. Lynch, III ceased to serve as President, Chief Executive Officer, Chairman of the Board of Directors and Director of Prudential-Bache Properties, Inc. Effective May 2, 1997. Effective May 2, 1997, Brian J. Martin was elected President, Chief Executive Officer, Chairman of the Board of Directors and Director of Prudential-Bache Properties, Inc.

Item 6.     Exhibits and Reports on Form 8-K

            Exhibits

            4(a) Certificate of Limited Partnership of Registrant as
                 filed with the Secretary of State of Delaware, incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-11, File No. 33-22613, filed with the Securities and Exchange Commission on October 14, 1988.

            4(b) Amendment to Certificate of Limited Partnership of
                 Registrant as filed with the Secretary of State of Delaware, incorporated by reference to Exhibit 4(b) to Amendment No. 1 to Registration Statement on Form S-11, File No. 33-22613, filed with the Securities and Exchange Commission on October 14, 1988.

            4(c) Amended and Restated Agreement of Limited Partnership of
                 Registrant, incorporated by reference to Exhibit 4(c) to Amendment No. 1 to Registration Statement on Form S-11, File No. 33-22613, filed with the Securities and Exchange Commission on October 14, 1988.

            4(d) Amendments No. 1 through 7 dated November 21, and
                 December 30, 1988 and January 31, February 28, March 31, April 28, and May 31, 1989 to the Amended and Restated Agreement of Limited Partnership of Registrant, incorporated by reference to Exhibit 4(d) to Post-Effective Amendment No. 1 to Registration Statement on Form S-11, File No. 33-22613, filed with the Securities and Exchange Commission on June 30, 1989.

            4(e) Amendments No. 8 through 14 dated June 30, August 11
                 and 31, September 29, October 31, and December 1 and 22, 1989 to the Amended and Restated Agreement of Limited Partnership of Registrant, incorporated by reference to
                 Exhibit 4(e) to Annual Report on Form 10-K, File No. 0-17683, filed with the Securities and Exchange Commission on March 28, 1991.

           27    Financial Data Schedule (filed herewith)

            Reports on Form 8-K

                 (None)

                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


PRUDENTIAL-BACHE/A.G. SPANOS REALTY PARTNERS, L.P., I (Registrant)

By: A.G. Spanos Realty Partners, L.P., General Partner

    By:  AGS Financial Corporation, a general partner
         By: /s/Arthur J. Cole               Date: May 15, 1997
         ---------------------------------
         Arthur J. Cole
         President and Chief Accounting Officer

    By:  A.G. Spanos Realty Capital, Inc., a general partner
         By: /s/Arthur J. Cole               Date: May 15, 1997
         ---------------------------------
         Arthur J. Cole
         Vice President and Chief Accounting Officer